As filed with the Securities and Exchange Commission on  July 14, 2010

Registration No. 333-164589

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 4
TO
FORM S-1
 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
(Exact name of registrant as specified in its charter)

Nevada	7379	27-1505309
(State or other jurisdiction of	(Primary SIC Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

#1564-1, Seojin Bldg., 3rd Floor
Seocho3-Dong
Seocho-Gu, Seoul, Korea 137-874
(011) 82-2-3471-9340
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Resident Agency Incorporated
377 S. Nevada Street
Carson City, Nevada 89703
(775) 882-7549
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Richard C. Fox, Esq.
Fox Law Offices, P.A.
c/o 131 Court Street, # 11
Exeter, NH 03833
 (603) 778-9910

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $.001 per share (2)	17,375,200	$0.00533	(3)	$92,609.92	$ 6.77

Total	17,375,200			$92,609.92	$ 6.77 (4)

(1)           In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)           Represents shares of common stock currently outstanding to be sold by the selling security holders.

(3)           The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not currently trading on any national exchange. Therefore, in accordance with Rule 457, the offering price of $0.00533 was determined by the price shares of common stock that we sold in a Regulation S offering that was entered into between September 2009 and January 2010. The price of $0.00533 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

(4)             Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated July 14, 2010
PROSPECTUS

Clavis Technologies International Co., Ltd.

17,375,200 shares of Common Stock

This prospectus covers the offer and sale of up to 17,375,200 shares of our common stock from time to time by the selling security holders named in this prospectus.  The shares of common stock covered by this prospectus are shares that are held, beneficially and of record, by the selling security holders.  We are not offering any shares of common stock.  The selling security holders will receive all of the net proceeds from sales of the common stock covered by this prospectus.

Our common stock is presently not traded on any national market or securities exchange or in the over-the-counter market.  The sales price to the public of the shares of our common stock offered by the selling security holders under this prospectus is fixed at $0.00533 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board. Although we intend to request a registered broker-dealer to apply with the Financial Industry Regulatory Authority to have our common stock eligible for quotation on the OTC Bulletin Board, public trading of our common stock may never materialize or, even if materialized, trading may not be sustained. If our common stock is quoted on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling security holders.  To the best of our knowledge, none of the selling security holders are broker-dealers, underwriters or affiliates thereof.

As of  July 12, 2010, we had 62,375,200 shares of common stock issued and outstanding.

INVESTING IN OUR SECURITIES IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.   PLEASE REFER TO “RISK FACTORS” BEGINNING ON PAGE 6.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our offices are located at #1564-1, Seojin Bldg., 3rd Fl., Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874.  Our telephone number is (011) 82-2-3471-9340.  Our website can be found at www.clavistech.com.

The date of the prospectus is        , 2010.

TABLE OF CONTENTS

About This Prospectus	3
Prospectus Summary	4
Special Note Regarding Forward-Looking Statements	5
Risk Factors	6
Use of Proceeds	12
Determination of Offering Price	12
Selling Security Holders	12
Plan of Distribution	16
Description of Securities	18
Interest of Named Experts and Counsel	18
Description of Business	19
Description of Property	38
Legal Proceedings	38
Market for Common Equity and Related Stockholder Matters	38
Where You Can Find More Information	39
Index Financial Statements	40
Management’s Discussion and Analysis of Financial Condition and Results of Operations	41
Quantitative and Qualitative Disclosure About Market Risk	57
Changes In and Disagreements with Accountants on Accounting and Financial Disclosure	57
Directors, Executive Officers, Promoters and Control Persons	57
Executive Compensation	59
Security Ownership of Certain Beneficial Owners and Management	61
Certain Relationships and Related Transactions	62
Experts	62
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	62

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references to “Clavis Technologies International,” “Clavis Nevada,” “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer to Clavis Technologies International Co., Ltd., a Nevada corporation, and its sole subsidiary, Clavis Technologies Co., Ltd., a corporation organized under the laws of the Republic of Korea, for the applicable periods, considered as a single enterprise.

All references to “Clavis Korea”, “Clavis Technologies” or “our subsidiary,” refer to Clavis Technologies Co., Ltd., a corporation organized under the laws of the Republic of Korea.

You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  For further information, please see the section of this prospectus entitled “Where You Can Find More Information.”  The selling security holders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of a security.  Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included in this prospectus.  This summary does not contain all of the information that you should consider before investing in our securities.  You should read this prospectus carefully as it contains important information you should consider when making your investment decision.  See “Risk Factors” on page 6.

About Clavis Technologies International Co., Ltd.

On December 1, 2009, we acquired all of the outstanding shares of common stock of Clavis Technologies Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Clavis Korea”), in an exchange of shares of the Registrant’s common stock for all of the issued and outstanding shares of Clavis Korea under Section 368(a)(1)(B) of the Internal Revenue Code (the “Share Exchange”).   We are a Nevada corporation with headquarters at 377 S Nevada Street, Carson City, Nevada 89703.   We are a holding company and we have no operations or assets other than our ownership of all of the outstanding shares of capital stock of Clavis Technologies Co., Ltd.

Clavis Technologies, Co. Ltd. was incorporated under the laws of Republic of Korea on January 28, 2003. Clavis is located in Seoul, Korea, and has been engaged in the development of EPCglobal Network software. Clavis provides ubiquitous computing solutions using its proprietary Radio Frequency Identification (“RFID”) middleware which is based on the Electronic Product Code Network and mobile financial solutions.   RFID middleware is software and hardware used to manage RFID data and route it between an RFID reader (a portable memory device such as an RFID tag, label or printed circuit board) and a host computer (such as enterprise network systems.)  RFID middleware manages the collection of data from devices from different devices, which might be distributed over a wide geographic area, and routes the data to a central computer system.  RFID middleware will also manage the RFID reader device, converting data from electronic product code to business data formats (e.g., ERP, WMS, Legacy systems, etc.).   RFID middleware also filters, distributes and manages data content.

Clavis Technologies enables its clients to tap into the wealth of data captured by networked devices such as RFID readers or handheld devices to extend the quality of valuable information to any device where companies or their customers need.  Historically, Clavis Technologies has concentrated on the RFID business as a provider that sold only RFID middleware. As the RFID market has experienced significant growth recently, Clavis Technologies has launched its framework-based product packages, which has been developed since 2003, including added-value RFID applications that can be customized for a broad range of industries.

We currently offer RFID integrated solutions for customizing RFID data into enterprise applications by progressively collecting and managing RFID data stream. Clavis Technologies RFID Framework is a proprietary framework from Clavis Technologies that integrates and manages a whole system, and complies with EPCglobal standards.  These solutions involve both hardware and software.  Our URISpagent is a hardware device interface software system. It controls RFID Readers and sensors, collects tag and sensory information to build RFID data set and then reports a list of formatted RFID messages to data consuming servers.  We offer URISware, which is an ALE (Application Level Event)-compliant RFID middleware software solution.  URISware transforms RFID data into user readable information which are then translated, filtered, and grouped by data patterns.   Our URISors is an object name service software solution, which points an Electronic Product Code (EPC) querier to network addresses where information on the EPC is stored. Lastly, we also offer URISwis, which is an information service solution consisting of EPC information server and an interface for accessing EPC-related information.

Because our RFID middleware is based on the open standards by EPCglobal, we do not maintain any copyright protection for our RFID middleware.  In addition, we currently do not have any patent or other intellectual property protection for any of our products and services.  See the section entitled “Our Intellectual Property” on page 35 of this prospectus.

Principal Executive Offices

Our principal executive offices are located at #1564-1, Seojin Bldg., 3rd Fl., Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874.  Our telephone number is (011) 82-2-3471-9340 and our fax number is (011) 82-2-3471-9337.  Our website address is www.clavistech.com.  The information on our website is not incorporated by reference into this prospectus and should not be relied upon with respect to this offering.

Recent Developments

In January and March 2010, we borrowed $88,500 from Hyun Sook Choi, a shareholder of the Company, at annual interest rate of 12% interest.  This loan will mature in July and September 2011.

In April 2010, we renewed a borrowing of $88,500 from an unrelated party at annual interest of 20.4% and with maturity in November 2010.  As of December 31, 2009, the borrowing was $86,420 with an interest at an annual rate of 14% and was overdue.

The Offering

Shares of common stock being registered	17,375,200 shares of our common stock offered by selling security holders

Total shares of common stock outstanding as of the date of this prospectus	62,375,200

Total proceeds raised by us from the disposition of the common stock by the selling security holders or their transferees	We will not receive any proceeds from the sale of shares by the selling security holders

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, the development of the market for our products and the acceptance of our products in these markets, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors.” In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

This prospectus contains industry data and other statistical information regarding the RFID industry that we obtained from independent publications, government publications, press releases, reports by market research firms or other published independent sources. Although we believe these sources are reliable, we have not independently verified their data.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information before deciding to invest in our common stock. The risks described below are not the only ones facing our company. Additional risks not presently known to us or that we currently consider immaterial may also adversely affect our business. We have attempted to identify below the major factors that could cause differences between actual and planned or expected results, but we cannot assure you that we have identified all of those factors.

If any of the following risks actually happen, our business, financial condition and operating results could be materially adversely affected. In this case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Related to Our Company

We have a history of losses, and we expect to incur additional losses in the future. We cannot be certain that we will achieve or sustain profitability.

We have never been profitable. We have experienced operating losses in the past, and we expect to continue to incur additional operating losses in the future. We incurred a net loss (not including any loss or gain from currency translation) of  $200,213 for the three months ended March 31, 2010 and a net loss (not including any loss or gain from currency translation) of   $282,829, $367,830 and $554,814 for the years ended December 31, 2009, 2008 and 2007, respectively.  As of December 31, 2009, we had an accumulated deficit of $ 2,720,951. For the year ending December 31, 2010, we will need approximately $1,451,000 in cash to continue our operations as currently planned.  As December 31, 2009, we had $17,401 of available cash. We have also received a going concern opinion from our independent registered accounting firm in its audit report for our fiscal year ended December 31, 2009. We expect to be able to meet such cash needs with (i) cash generated from our operations and (ii) capital raised from the private sale of equity, debt and/or convertible securities.  Our ability to achieve or sustain profitability is based on a number of factors, many of which are out of our control, including the increase in the use of RFID products by companies generally, and the demand for our RFID products, in particular.  We may never be able to generate sufficient revenues or sell a sufficient volume of our software or middleware products to achieve or sustain profitability on a quarterly or annual basis.  We continue to have significant operating expenses, and we expect to continue to incur considerable product development and administrative expenses as we attempt to grow our business.  We also expect to continue to incur significant expenditures in our sales and marketing efforts.  This continued spending will have an adverse impact on our operating results if our revenues do not grow sufficiently to cover the expenditures.  Consequently, we will need to supplement cash generated by our operations with capital raised from the sale of debt, equity and/or convertible securities.  If we fail to manage our cost structure and/or raise adequate capital, we may not achieve or sustain profitability.  If we are unable to raise sufficient capital or our business does not grow because the use of RFID by companies generally, and our RFID products in particular, do not materialize, we may not achieve or sustain profitability.

We rely on a few customers for a significant portion of our sales. If we were to lose any one of our major customers, our sales and our operating results would be adversely affected and our stock price would be negatively affected.

In 2008, Asiana IDT and KTNetworks accounted for approximately 70% of our annual sales and in 2009, Korea Pallet Pool Co, The Korean Ministry of Unification and KTNetworks accounted for approximately 66% of our annual sales.  KTNetworks accounted for approximately 30% and 21% of our sales in 2008 and 2009, respectively.  In 2010 we expect a substantial portion of our sales to be from two different customers.  While we do not rely on any one repeat customer for a substantial portion of our sales (not withstanding KTNetworks), we are dependent on a few big customers for most of our sales.  With the global recession affecting capital spending by businesses, if we are unable to continue to get additional or repeat business from a few big customers, our sales would be significantly lower, which would have a negative effect on our stock price.

Fluctuations in the valuation of the Korean won could impact costs and/or revenues we disclose in U.S. dollars, and could result in foreign currency losses.

We are exposed to a variety of market risks, including the effects of changes in currency exchange rates and interest rates. See Part 7A. Quantitative and Qualitative Disclosures About Market Risk.

Our operating subsidiary, Clavis Korea, conducts its business in the Koran Won, its functional currency.  For SEC reporting purposes, Clavis Korea’s financial information must be translated into U.S. Dollars.  Any major changes in the currency exchange rate between the Korean Won and the U.S. Dollar may have a significant impact on the results of our operations.  In addition, the valuation of current assets and liabilities that are denominated in a currency other than U.S. Dollars (such as the assets and liabilities of Clavis Korea, which are in the Korean Won) can result in currency exchange gains and losses. We cannot predict the effect of exchange rate fluctuations upon future quarterly and annual operating results. The effect of currency exchange rate changes may increase or decrease our costs and/or revenues in any given quarter, and it may experience currency losses in the future. To date, we have not adopted a hedging program to protect us from risks associated with foreign currency fluctuations.

The markets we serve are highly competitive and we may be unable to compete effectively if we are unable to provide and market innovative and cost-effective products at competitive prices.

We face competition from large, multinational companies and other regional companies. Some of these companies may have substantially greater financial and other resources than we do.  We compete primarily on the basis of efficient installation capability and the effectiveness of our products to help our customers manage RFID data.  It is possible that our competitors will be able to offer additional products, services, lower prices, or other incentives that we cannot offer or that will make our products less profitable.  It is also possible that our competitors will offer incentive programs or will market and advertise their products in a way that will impact customers’ preferences, and we may not be able to compete effectively.

We may be unable to anticipate the timing and scale of our competitors’ activities and initiatives, or we may be unable to successfully counteract them, which could harm our business. In addition, the cost of responding to our competitors’ activities may affect our financial performance for any given reporting period.  Our ability to compete also depends on our ability to attract and retain key talent, and develop innovative and cost-effective products. A failure to compete effectively could adversely affect our growth and profitability.

We will incur increased costs as a result of being a publicly listed company, which may negative affect our results of operations because of the added expense and additional demands on our management.

The Sarbanes-Oxley Act of 2002, as well as rules promulgated by the SEC requires us to adopt corporate governance practices applicable to U.S. public companies. These rules and regulations will increase our legal and financial compliance costs and make certain compliance and reporting activities more time-consuming. We also expect it to be more difficult and more expensive for us to obtain and maintain director and officer liability insurance, which may cause us to accept reduced policy limits and reduced coverage or to incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur, but these additional costs and demands on management time and attention may harm our business and results of operations.

Our officers have no experience in managing a public company, which increases the risk that we will be unable to establish and maintain all disclosure controls and procedures and internal controls over financial reporting and meet the public reporting and the financial requirements for our business.

We are highly dependent on our officers to develop and operate and manage our business. Although our officers have substantial business experience, they have no experience in managing a public company. They have no experience in establishing and maintaining disclosure controls and procedures in compliance with the securities laws, including the requirements mandated by the Sarbanes-Oxley Act of 2002 which we will be required to comply with upon the effectiveness of the registration statement in which this prospectus is contained.  This lack of experience with regard to public company disclosure controls and procedures may result in our Securities Act filings or our periodic reports not containing all of the information required to be contained therein.  We would be required to disclose in our periodic reports any deficiencies in our disclosure controls and procedures, such as the lack of experience in management in establishing and maintaining disclosure controls and procedures.  Such assessments by our management may cause negative perception by investors of our common stock and result in a decrease in the price and/or liquidity of our stock.  Additionally, to remedy such a deficiency, such as hiring and training of personnel and implementation of multiple-party-review of our filings, would result in significant increase in our operating expenses and could result in lower earnings.  The standards that must be met for management to assess the internal control over financial reporting as effective require significant documentation, testing and possible remediation to meet the detailed standards.  We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accounting firm is new to us and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accounting firm.  If we cannot assess our internal control over financial reporting as effective, or our independent registered public accounting firm is unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

Increased tensions with North Korea could adversely affect our operations and the price of our common stock.

Our operating subsidiary is based in Seoul, Korea.  Relations between Korea and North Korea have been tense over most of Korea’s history and the Demilitarized Zone between the two countries is the most fortified border in the world.  Currently, the U.S. maintains approximately 28,500 troops in the Republic of Korea.  The level of tension between Korea and North Korea has fluctuated and may increase or change abruptly over the years, as a result of military skirmishes, North Korea’s military build and nuclear facility program, sanctions imposed by the United States, military exercises by each Korea and North Korea and missile tests and nuclear tests by North Korea.  We cannot assure you that recent events will not lead to an escalation of tension with North Korea. Any further increase in geopolitical tensions, resulting from testing of long-range nuclear missiles, continuing nuclear programs by North Korea, transition of power in leadership in North Korea, a break-down in existing contacts or an outbreak in military hostilities could adversely affect our business, prospects, financial condition and results of operations and could lead to a decline in the market value of our common stock.

Our operations and management are located outside of the United States and, therefore, it may be difficult for an investor to enforce a U.S. judgment against our officers, directors and/or assets or to assert US securities law claims or state corporate law claims in the Republic of Korea.

We are a holding company with no operations or assets other than our ownership of Clavis Technologies, Co., Ltd, a company incorporated in the Republic of Korea (“Clavis Korea”).  Our officers and directors and our Korean accountants and attorneys are nonresidents of the United States, and all of Clavis Korea’s assets and the assets of these persons are located outside the United States.  Therefore, it may be difficult to enforce a judgment obtained in the United States, against us, Clavis Korea or any of our or Clavis Korea’s officers or directors, in the U.S. or Korean courts based on the civil liability provisions of the U.S. Federal securities laws or Nevada corporate law.  Additionally, it may be difficult for you to enforce civil liabilities under U.S. Federal securities laws or Nevada corporate law in original actions instituted in the Republic of Korea.

We may need to raise additional capital, which may not be available on favorable terms, if at all, which would adversely affect our ability to operate our business.

The recent financial and credit crisis has reduced credit availability and liquidity for many companies. We believe, however, that the strength of our core business, cash position, access to credit markets, and our ability to generate positive cash flow will sustain us through the next 12 months.  We are working to reduce our liquidity risk by accelerating efforts to improve working capital while reducing expenses in areas that will not adversely impact the future potential of our business. As of September 30, 2009, our cash and cash equivalents were $579,628 as compared to $865,902 as of December 31, 2008.   Cash and cash equivalents decreased in 2009 primarily due to the expenditures of advance payments on contracts.  If we need to raise additional funds due to unforeseen circumstances or material expenditures or if our operating losses are greater than expected, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all, and any additional financings could result in additional dilution to our existing stockholders.  If we need additional capital and cannot raise it on acceptable terms, we may not be able to meet our business objectives, our stock price may fall and you may lose some or all of your investment.

We depend on key personnel to manage our business effectively, and if we are unable to hire, retain or motivate qualified personnel, our ability to design, manufacture and sell our products could be harmed.

Our future success depends, in part, on certain key employees, including key technical personnel, and on our ability to attract and retain highly skilled personnel.   In particular, we are heavily dependent on our Chief Executive Officer, Mr. Hwan Sup Lee, who brings in most of our business, our Chief Marketing Officer, Ms. Ki Young You, who is instrumental in coordinating our operations with our U.S. lawyers and accountants as well as organizing our marketing efforts, and our Chief Financial Officer, Mrs. So Lim Lee (no relation to Hwan Sup Lee), who addresses all of our accounting and finance issues.   The loss of the services of any of our key personnel, the inability to attract or retain qualified personnel, or delays in hiring required personnel, particularly finance, engineering, sales or marketing personnel, may seriously harm our business, financial condition and results of operations.  Our key employees may terminate their employment at any time. We do not have key person life insurance policies covering any of our key employees. Our ability to continue to attract and retain highly skilled personnel will be a critical factor in determining whether we will be successful in the future. Competition for highly skilled personnel is frequently intense, especially in Korea. We may not be successful in attracting, assimilating or retaining qualified personnel to fulfill our current or future needs.

Adverse developments in Korea may adversely affect our financial condition and our results of operations.

Our financial condition and results of operations are subject to political, economic, legal and regulatory risks specific to Korea, where most of our assets are located and where we generate most of our income.

Developments that could hurt Korea’s economy in the future include:

●	financial and other problems of chaebols (Korean conglomerates) or their suppliers and their potential adverse impact on the Korean economy;

●	a slowdown in consumer spending, a rising level of household debt and the resulting slowdown in the Korean overall economy;

●	adverse changes or volatility in foreign currency reserve levels, exchange rates (including depreciation of U.S. dollar or Korean Won), interest rates and stock markets;

●
adverse developments in the economies in other markets, including countries that are important export markets for Korea, such as the United States, Japan and China, or in emerging economies in Asia or elsewhere that could result in a loss of confidence in the Korean economy;

●	social and labor unrest;

●
a decrease in tax revenues and a substantial increase in the Government’s expenditures for unemployment compensation and other social programs that, together, would lead to an increased government budget deficit;

●	deterioration in economic or diplomatic relations between Korea and its trading partners or allies, including deterioration resulting from trade disputes or disagreements in foreign policy; and/or

●	political uncertainty or increasing strife among or within political parties in Korea.

Additionally, events related to terrorist attacks, developments in the Middle East, higher oil and other commodity prices and the outbreak of endemics such as SARS or the H5N1 avian flu in Asia or the H1N1 swine flu in Mexico and other parts of the world have increased and may continue to increase the uncertainty of global economic prospects in general and the Korean economy in particular. Any further deterioration of the Korean economy could further lower demand for by companies in Korea for our RFID software products, which would in turn negatively impact our financial condition and results of operations.

Risks Related to Our Industry

Our industry has standards that are widely used and are administered by EPCglobal.   Changes in industry standards or our failure to get certified for such industry standards could adversely affect our ability to sell our products and impair our operating results.

In order to encourage widespread market adoption of RFID technology, industry standards have been developed by EPCglobal, a joint venture between GS1 (formerly known as EAN International) and GS1US (formerly known as Uniform Code Council, Inc.).  GS1 is an international not-for-profit association dedicated to the development and implementation of global standards for supply and demand chains.  GS1US is the U.S. member of GS1.  According to Wikipedia, the GS1 System of standards, including EPCglobal Gen 2, is the most widely-used supply-chain standards system in the world.  On its web site, GS1 states that its global system is used by over one million companies doing business across 145 countries. Consequently, we have designed our products to comply with these standards.   Changes in industry standards, or the development of new industry standards, may make our products obsolete or negate the improvements we have made in our products.  For example, we are currently focusing a majority of our product development and our sales and marketing efforts on products that comply with the EPCglobal Gen 2 standard, because almost all of our customers request it.  If EPCglobal changes its standards or if a new industry standard is developed by a third party, and we do not change from the EPCglobal Gen 2, we may not be able to sell our products and our revenue would decline.  Our ability to compete effectively may depend on our ability to adapt our products to support relevant industry standards.  We may be required to invest significant effort and to incur significant expense to re-engineer our products and services to address new or changed standards.   If our products and/or services do not meet relevant industry standards, including compliance with any qualification or certification processes, or if we are delayed in obtaining such certification, we could miss sales opportunities and our revenue would decline, adversely affecting our operating results, financial conditions, business and prospects.   In 2006, EPCglobal made certification a requirement to member companies.  We expect to apply for such certification in early 2011.  If we fail to get certified, our ability to get additional business may be affected, which would have an adverse effect on the growth of our revenue and profits.

Widespread market acceptance of RFID products in the application areas that we target has been slow to develop. If the market for RFID products does not continue to develop, or develops more slowly than we expect, our business may be harmed.

The market for radio frequency identification, or RFID, products in the application areas that we target is relatively new and, to a large extent, unproven, and it is uncertain whether RFID products for these applications will achieve and sustain high levels of demand and market acceptance. To date, the adoption rate for RFID technology has been slower than anticipated or forecasted by industry sources.  Although RFID holds great potential for companies, such as making manufacturer’s supply chain management more efficient, the hefty cost of implementing the technology — software, customized RFID tags and RFID readers/scanners — has slowed its rate of adoption by manufacturers and retailers, particularly in the current shaky economic climate.  The development of the markets for our RFID products and services will be dependent upon other businesses and governmental agencies, both in Korea and else where in Asia, implementing programs and initiatives to deploy RFID systems in their supply chains and other settings.  Any delay, slowdown or failure by organizations to implement RFID systems throughout their supply chains, or to adopt them more slowly than we currently anticipate, could materially and adversely affect our business, operating results, financial condition and prospects.

If unauthorized access is obtained to customer RFID systems or data, including through breach of security measures or unauthorized encoding of RFID tags, customers may curtail or stop their use of RFID products and, as a result, would not need our products, which would harm our business, operating results and financial condition.

RFID tags may be scanned and read by readers within a certain range. Unauthorized readers may access a company’s proprietary information, even if security measures such as shielding devices and encryption are used. For example, criminals seeking to divert or steal certain pharmaceutical products could seek to identify them as they pass through the supply chain by looking for cases with EPCs corresponding to those products. In addition, it has been shown that it is possible to encode RFID tags so that they may provide unauthorized access to or cause improper changes in the systems or databases that scan those tags. Security breaches could expose us to litigation and possible liability. If our customers’ security measures are breached as a result of third-party action, employee error, criminal acts by an employee, malfeasance or otherwise, and, as a result, someone obtains unauthorized access to customer data, our reputation could be damaged, our business and prospects may suffer and we could incur significant liability.

Risks Related to Our Stock

We could issue additional common stock, which might dilute the book value of our common stock.

Our board of directors has authority, without action or vote of our stockholders, to issue all or a part of our authorized but unissued shares. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our common stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for a significant amount of our common stock.  These issuances would dilute your percentage ownership interest, which would have the effect of reducing your influence on matters on which our stockholders vote, and might dilute the book value of our common stock. You may incur additional dilution if holders of stock options, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our common stock.

Our board of directors has the power to designate a series of preferred stock without shareholder approval that could contain conversion or voting rights that adversely affect the voting power of holders of our common stock and may have an adverse effect on our stock price.

Our Certificate of Incorporation provide for the authorization of 10,000,000 shares of “blank check” preferred stock.  Pursuant to our Certificate of Incorporation, our Board of Directors is authorized to issue such “blank check” preferred stock with rights that are superior to the rights of stockholders of our common stock, at a purchase price then approved by our Board of Directors, which purchase price may be substantially lower than the market price of shares of our common stock, without stockholder approval.  Though we currently do not have any plans to issue any such preferred stock, such issuance could give the holders of such preferred stock voting control of the Company which would have a negative effect on the voting power of the holders of our common stock and may cause our stock price to decline.

Our common stock is considered “a penny stock” and, as a result, it may be difficult to trade a significant number of shares of our common stock.

The Securities and Exchange Commission (“SEC”) has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions.   Our common stock is presently not traded on any national market or securities exchange or in the over-the-counter market.  The sales price to the public of the shares of our common stock offered by the selling security holders under this prospectus is fixed at $0.00533 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board.  Once our common stock becomes eligible for quotation in the OTC bulletin board, we expect that the market price for shares of our common stock to be less than $5.00 per share.   Consequently, it is likely that the market price for our common stock will remain less than $5.00 per share for the foreseeable future and therefore may be a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors hereunder to sell their shares. In addition, when, as we expect, our common stock is traded on the OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of the stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

There is currently no public market for our shares and if such a market materializes, our stockholders may still not be able to resell their shares at or above the price at which they purchased their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC.  If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state.  If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future.  We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares by the selling stockholders.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any national market or securities exchange or in the over-the-counter market.  As there is no existing public market for our securities, the shares offered for resale hereunder by the selling security holders must initially be offered at a fixed price.

The sales price to the public of the shares of our common stock offered by the selling security holders under this prospectus is fixed at $0.00533 per share until such time as our common stock is quoted on the Over-The-Counter (OTC) Bulletin Board and a public market exists for our common stock).  This fixed sales price was determined by using the most recent price paid in cash that we received for our stock, which was the price in our Regulation S offering to the selling security holders as described below in the “Selling Security Holders” section. We expect that the selling security holders will offer their stock in lots of at least 10,000 shares at the fixed price set forth in the Amendment.   It is uncertain, however, how much demand there will be for these shares prior to the commencement of the public trading market.

 SELLING SECURITY HOLDERS

In September 2009, we sold 15,000,000 shares of our common stock to five purchasers in a transaction exempt from registration pursuant to Regulation S promulgated by the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The purchase price per share in this Regulation S offering was $0.00533 and all of the purchasers were non-U.S. persons as defined in Regulation S.

In December 2009 and January 2010, we sold an aggregate of 2,375,200 shares of our common stock to 27 purchasers in a transaction exempt from registration pursuant to Regulation S promulgated by the SEC pursuant to the Securities Act.  The purchase price per share in this Regulation S offering was $0.00533 and all of the purchasers were non-U.S. persons as defined in Regulation S.

We raised approximately $92,667 in gross proceeds from these Regulation S offerings.  The business purpose of the Regulation S offerings was to raise capital for us to pay our legal fees and other expenses related to this registration and for getting our common stock eligible for quotation on the OTC Bulletin Board.

This prospectus covers the sale by the selling stockholders from time to time of 17,375,200 shares of our common stock sold by us in these Regulation S offerings.

The term "selling security holder" includes (i) each person and entity that is identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part) and (ii) any transferee, donee, pledgee or other successor of any person or entity named in the table that acquires any of the shares of common stock covered by this prospectus in a transaction exempt from the registration requirements of the Securities Act of 1933 and that is identified in a supplement or amendment to this prospectus.

We have listed below:

●	the name of each selling security holder;

●	the number of shares of common stock beneficially owned by each selling security holder as of the date of this prospectus;

●	the maximum number of shares of common stock being offered by each of the selling security holders in this offering; and

●
the number of shares of common stock to be owned by each selling security holder after this offering (assuming sale of such maximum number of shares) and the percentage of the class which such number constitutes (if one percent or more).

None of the selling security holders are a registered broker-dealer or an affiliate of a registered broker-dealer.

During the last three years, no selling security holder has been an officer, director or affiliate of our company, nor has any selling security holder had any material relationship with our company or any of our affiliates during that period.  Each selling security holder represented at the closing of the private placement that it was acquiring the shares of our common stock for its own account and not on behalf of any U.S. person, and the resale of such shares has  not been pre-arranged with a purchaser in the United States.

The shares of common stock being offered hereby are being registered to permit public secondary trading, and the selling security holders are under no obligation to sell all or any portion of their shares included in this prospectus.  The information contained in the following table is derived from information provided to us by the selling security holders, our books and records, as well as from our transfer agent.

Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a selling security holder is deemed to have “beneficial ownership” of any shares as of a given date which such person has the right to acquire within 60 days after such date.

For purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling security holders.

Name and Address of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus 1	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering
Mandarin Global Equity (1) Kings Court, 3rd Floor Bay Street Nassau New Providence, Bahamas	3,000,000	3,000,000	0	*
Blue Shade Inc. (2) P.O. Box 14 Clarkes Estate Cades Bay Nevis, West Indies	3,000,000	3,000,000	0	*
Stoneland Limited (3) P.O. Box 14 Clarkes Estate Cades Bay Nevis, West Indies	3,000,000	3,000,000	0	*
Hampton Bay Holdings Inc. (4) Kings Court, 3rd Floor Bay Street Nassau New Providence, Bahamas	3,000,000	3,000,000	0	*
Belvedere Holdings Corp. (5) Kings Court, 3rd Floor Bay Street Nassau New Providence, Bahamas	3,000,000	3,000,000	0	*
Kashim Ltd. (6) 31 Don House Gibraltar	100,000	100,000	0	*
Glenstar Enterprises Ltd. (7) Clarkes Estate Charlestown Nevis, West Indies	100,000	100,000	0	*
Cyrus Capital Corp. (8) 3rd Floor Kings Court Nassau, Bahamas	100,000	100,000	0	*
Shires Ltd. (9) 15 Leeward Highway Providenciales, Turks and Caicos	100,000	100,000	0	*
Irwin Rapoport 7415 Sherbrooke Street West Montreal, Quebec H4B 152 Canada	100,000	100,000	0	*
Mary Ciappara Fl. 4, 38 Salina Court T. Ashby Street Marsacala, Malta	100,000	100,000	0	*

Name and Address of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus 1	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering
Peggy Zammit 130 Bloor St. W Suite 601 Toronto, Ontario M55 1N5	100,000	100,000	0	*
Paul Zammit 130 Bloor St. W Suite 601 Toronto, Ontario M55 1N5	100,000	100,000	0	*
Shari McMaster 130 Bloor St. W Suite 601 Toronto, Ontario M55 1N5	18,800	18,800	0	*
Elisa Maguolo 15 Weisman Street Kefar Saba, Israel	100,000	100,000	0	*
Avraham Einhoren c/o Electro Tech Ltd. 2 Bloor Street West, Suite 735 Toronto, Ontario M4W 3R1 Canada	100,000	100,000	0	*
Nama Einhoren 34 Bavli Street Tel Aviv, Israel	100,000	100,000	0	*
Brian Rapoport 5009 Clanranald, #30 Montreal, Quebec H3X 253 Canada	18,800	18,800	0	*
Felicia Cohen5009 Clanranald, #30 Montreal, Quebec H3X 253 Canada	18,800	18,800	0	*
Nahid Shaygan 85 Skymark Drive, #2203 Toronto, Ontario M24 3P2 Canada	100,000	100,000	0	*
Mohammad Shaygan 21 – Camino Real Calle Winston Churchill Patilla Panama City, Panama	100,000	100,000	0	*
Reza Shaygan 85 Skymark Drive, #2203 Toronto, Ontario M24 3P2 Canada	100,000	100,000	0	*
Felisa Londono Esguerra Edificio Monaco, # 9-B Calle 56 Ave. Abel Bravo Panama City, Panama	100,000	100,000	0	*
Ludovina C. De Dominguez Calle Emilio Castro, #14 Las Tablas, Panama	100,000	100,000	0	*

Name and Address of Selling Stockholder	Common Stock Beneficially Owned Prior to the Offering	Common Stock Offered Pursuant to this Prospectus 1	Common Stock Owned Upon Completion of this Offering	Percentage of Common Stock Owned Upon Completion of this Offering
Gary Dominguez Calle Emilio Castro, #14 Las Tablas, Panama	100,000	100,000	0	*
Jacob Dominguez Edificio Monaco, # 9-B Calle 56 Ave. Abel Bravo Panama City, Panama	100,000	100,000	0	*
Farhad Amirkhani 1762 Seven Oaks Drive Mississauga, Ontario L5K 2N3 Canada	100,000	100,000	0	*
Irwin Rapoport 5009 Clanranald, #30 Montreal, Quebec H3X 253 Canada	18,800	18,800	0	*
Ji Hye Lee Kkachi Maeul 1-danji Sunkyoung Apt 109-2103 Gumi-dong Bundang-gu Seongnam-si Gyeonggi-do 463-743 Korea	100,000	100,000	0	*
Hyun Ki Kim Kkachi Maeul 1-danji Sunkyoung Apt 109-2103 Gumi-dong Bundang-gu Seongnam-si Gyeonggi-do 463-743 Korea	100,000	100,000	0	*
Jung Suk Lee 101-110 Woosung Apt. 108-2203 Haengun-dong Gwankak-gu Seoul 151-775 Korea	100,000	100,000	0	*
Han Sang Seo Sosajukong Apt 107-1001 Sosa-gu Bucheo-si Gyeonggi-do 422-230 Korea	100,000	100,000	0	*
Jae Tack Han 401 ho 155-15, Seokchon-dong Songpa-gu Seoul 138-843 Korea	100,000	100,000	0	*
TOTAL		17,375,200

* Amount less than one percent.
Percentage calculations are based on 62,375,200 shares of our common stock issued and outstanding as of  June  21, 2010.
______________________

(1)	Mehmet Birol Ensari, the owner of Mandarin Global Equity, has the power to vote and dispose of the Company’s securities held by Mandarin Global Equity.
(2)	Wilfred Gatambia Kamau, the owner of Blue Shade Inc., has the power to vote and dispose of the Company’s securities held by Blue Shade.
(3)	Yaroslava Gryshyna, the owner of Stoneland Limited, has the power to vote and dispose of the Company’s securities held by Stoneland Limited.
(4)	Aysan Celik, the owner of Hampton Bay Holdings Inc., has the power to vote and dispose of the Company’s securities held by Hampton Bay Holdings.
(5)	Nadiya Shcherbyna, the owner of Belvedere Holdings Corp., has the power to vote and dispose of the Company’s securities held by Belvedere Holdings.
(6)	Mae Robins, an officer of Kashim Ltd., has the power to vote and dispose of the Company’s securities held by Kashim.
(7)	Michael Dwen, an officer of Glenstar Enterprises Ltd., has the power to vote and dispose of the Company’s securities held by Glenstar Enterprises.
(8)	Abbygail Gibson, an officer of Cyrus Capital Corp., has the power to vote and dispose of the Company’s securities held by Cyrus Capital.
(9)	Ms. Kofi Bain, an officer of Shires Ltd., has the power to vote and dispose of the Company’s securities held by Shires.

PLAN OF DISTRIBUTION

As of the date of this prospectus, there is no market for our securities.  After the date of this prospectus, we expect to have an application filed with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the OTC Bulletin Board.  Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders will be offering our shares of common stock at a fixed price of $0.00533 per share of common stock.  After our common stock becomes eligible for trading on the OTC Bulletin Board, the selling security holders may, from time to time, sell all or a portion of the shares of common stock on OTC Bulletin Board or any market upon which the shares of common stock may be listed or quoted currently the National Association of Securities Dealers OTC Bulletin Board in the United States, in privately negotiated transactions or otherwise. After our common stock becomes eligible for trading on the OTC Bulletin Board, such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.

After our common stock becomes eligible for trading on the OTC Bulletin Board, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of these methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA/NASD Rule 2440 in the FINRA Manual; and in the case of a principal transaction a markup or markdown in compliance with FINRA/NASD IM-2440.   Before our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a price per share of $0.00533.  After our common stock becomes eligible for trading on the OTC Bulletin Board, broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share.

In connection with the sale of shares, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling security holders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge shares to broker-dealers that in turn may sell these shares. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to that broker-dealer or other financial institution of shares offered by this prospectus, which shares that broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect that transaction).

We will be paying certain fees and expenses incurred by us incident to the registration of the shares.

We will keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Blue Sky Restrictions on Resale

When a selling security holder wants to sell shares of common stock under this registration statement, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's. The broker for a selling security holder will be able to advise a selling security holder which states our shares of common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.  When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

Penny Stock Regulations

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

●	That a broker or dealer approve a person’s account for transactions in penny stocks; and

●	That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

●	Obtain financial information and investment experience objectives of the person; and

●
Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which, in highlight form:

●	Sets forth the basis on which the broker or dealer made the suitability determination; and

●	Specifies that the broker or dealer received a signed, written agreement.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

DESCRIPTION OF SECURITIES

We are currently authorized to issue 10,000,000 shares of preferred stock having a par value of $.001 per share and 100,000,000 shares of common stock, having a par value of $0.001 per share.  As of  July 12, 2010, we had 62,375,200 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share, of which 62,375,200 shares were issued and outstanding as of   July 12, 2010.  The holders of outstanding common stock are entitled to receive dividends out of assets legally available therefore at such times and in such amounts as our Board may from time to time determine.  We have no present intention of paying dividends on our common stock. Upon liquidation, dissolution or winding up of the Company, and subject to the priority of any outstanding preferred stock, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock at the time outstanding.  No holder of shares of common stock has a preemptive right to subscribe to future issuances of securities by the Company.  There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.  Holders of common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements of Clavis Technologies International Co., Ltd. and subsidiaries as of December 31, 2009 and 2008 and for each of the years then ended has been included herein and in the Registration Statement in reliance upon the report of Kim & Lee Corporation, CPAs, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

Certain legal matters in connection with this offering and Registration Statement are being passed upon by Fox Law Offices, P.A., Exeter, New Hampshire.

DESCRIPTION OF BUSINESS

Overview

Clavis Technologies International Co., Ltd., a Nevada corporation ("the Company"), was incorporated in Nevada on September 10, 2009.  On December 1, 2009, the Company entered into a definitive Share Exchange Agreement with Clavis Technologies Co., Ltd., a Korean corporation (“Clavis Technologies” or “Clavis Korea”), and the shareholders of Clavis Korea.  Pursuant to the agreement, the Company acquired 100% of the issued and outstanding capital stock of Clavis Korea in exchange for 45,000,000 shares of the Company’s common stock, representing approximately 75% of the issued and outstanding stock of the Company.  Clavis Korea was incorporated under the laws of Republic of Korea on January 28, 2003. Clavis Korea is located in Seoul, Korea, and has been engaged in the development of global Electronic Product Code (EPC) network software. The Company’s goal is to be a global player in ubiquitous computing solutions using its proprietary Radio Frequency Identification (“RFID”) middleware which is based on the Electronic Product Code Network and mobile financial solutions.

Clavis Technologies has been providing RFID-enabled solutions, including business processes, based on the EPCglobal standard s to various industrial markets as a vendor of RFID technology since 2003. EPCglobal is a joint venture between GS1 (formerly known as EAN International) and GS1US (formerly known as Uniform Code Council, Inc.).  GS1 is an international not-for-profit association dedicated to the development and implementation of global standards for supply and demand chains.  GS1US is the U.S. member of GS1.  According to Wikipedia, the GS1 System of standards, including EPCglobal Gen 2, is the most widely-used supply-chain standards system in the world.  On its web site, GS1 states that its global system is used by over one million companies doing business across 145 countries.

As Clavis Technologies combines its products, expertise, partnerships and integration capability into solutions for a wide range of device computing applications, Clavis Technologies enables its clients to tap into the wealth of data captured by networked devices such as RFID readers or handheld devices to extend the quality of valuable information to any device where companies or their customers need.

Historically, Clavis Technologies has concentrated on the RFID business as a provider that sold only RFID middleware. As the RFID market has experienced significant growth recently, Clavis Technologies has launched its framework-based product packages, which has been developed since 2003, including added-value RFID applications that can be customized for a broad range of industries. Because our RFID middleware is based on the open standards by EPCglobal, we do not maintain any copyright protection for our RFID middleware.  In addition, we currently do not have any patent or other intellectual property protection for any of our products and services.  See the section entitled “Our Intellectual Property” on page 35 of this prospectus.

Currently, our results are heavily dependent upon sales to the retail and business to business markets. Our customers are dependent upon retail sales, which are susceptible to economic cycles and seasonal fluctuations. Furthermore, as approximately two-thirds of our revenues and operations are located outside the U.S., fluctuations in foreign currency exchange rates have a significant impact on reported results. Our primary geographic markets are the Republic of Korea, where almost all of our revenue has been earned, and Thailand, where we have not yet earned any revenue but we are actively seeking business in this country.   For the year ended December 31, 2009,  the three largest customers accounted for 66% of sales and for the year ended December 31, 2008, the two largest customers accounted for 70% of sales.  In 2008 Asiana IDT, Inc. (42.19%) and KTNetworks (27.63%) accounted for approximately 70% of sales.  In 2009 Korea Pallet Pool Co., Ltd. (35.28%), The Korean Ministry of Unification (15.2%) and KTNetworks (15.44%) accounted for approximately 66% of sales.

We believe that some markets we serve are slowing as a result of the global recession. In response to the current global market conditions, we are moving forward with initiatives to improve working capital to mitigate the effects of the economy on our business. We believe that the strength of our core business and our ability to generate positive cash flow will sustain Clavis Technologies International through this challenging period.

Our business plan is to generate sustained revenue growth through selected investments in product development and marketing. Revenue growth may also be generated by acquisitions of other companies that we may identify to expand our product offerings and/or customer base.  We currently do not have any acquisitions targeted during 2010.

What is RFID

Radio frequency identification (RFID) is hardly a new technology.  The concept was first developed over 50 years ago as a method of identifying friendly aircraft during World War II.  In the past ten years, however, the technology has received great attention due to a confluence of events, including technology advancement, heightened security concerns and a greater emphasis on cost control.

In general terms, RFID is a means of identifying a person or object using a radio frequency transmission. In fact, the word transponder is a combination of transmit and respond. In basic terms, a transponder will identify itself when it detects a signal from a compatible device, known as a reader or interrogator, in an RFID system.

In a typical RFID system, transponders, often called tags, are attached to objects. Each tag carries with its information: a serial number, model number, color, place of assembly or any other imaginable data. When these tags pass through a field generated by a compatible reader, they transmit this information back to the reader, thereby identifying the object.

Tag technology generally dictates the operating parameters of an RFID system. Operating frequencies and tag power source are two of the many factors influencing performance. Some systems can only read tags one-by-one as they pass a reader on a conveyor belt, while others can identify 50 tags as a forklift exits a loading dock door. No single combination is best suited for all applications, despite some manufacturers’ contentions.

Critical performance variables in an RFID system involve the range at which communication can be maintained, the size of the information space contained on the tag, the rate at which the communication with the tag can take place, the physical size of the tag, the ability of the system to "simultaneously" communication with multiple tags, and the robustness of the communication with respect to interference due to material in the path between the reader and the tag.  Several factors determine the level of performance that can be achieved in these variables. The factors include the legal/regulatory emission levels allowed in the country of use, whether or not a battery is included in the tag to assist its communication back to the reader, and the frequency of the RF carrier used to transport the information between the tag and the reader.

According to a 2007 market report by IDTechEx Ltd. entitled “RFID Forecasts, Players and Opportunities 2007 (“IDTechEx RFID Market Report”), the number of items that will have RFID tags that identify each individual unit, case or pallet will increase significantly by 2017.  The IDTechEx RFID Market Report projects approximately 18.54 billion RFID tags will be sold in 2010 and that such number will increase to approximately 669.75 billion tags by 2017.  Add to this capacity the ability, through wireless, to track tagged items in real-time and what emerges is a smart network of connected items each item tagged, tracked, and connected. IDTechEx is a consulting firm that provides independent research, analysis and advisory services regarding printed and thin film electronics, RFID and smart packaging.

RFID employs Radio Frequency Communications to exchange data between a portable memory device and a host computer or PLC.  An RFID system typically consists of a "Tag/Label/Printed Circuit Board (PCB)" containing data storage, an Antenna to communicate with the Tag, and a Controller to manage the communication between the Antenna and the PC or PLC; the terms Reader or Reader/Writer are used when the Antenna and Controller are combined in a single housing.

The Tag/Label/PCB is commonly attached to a product carrier, tote or even the product itself, providing a remote database that travels with the product.

What is the Difference between Auto-ID and RFID
Automatic identification, or Auto ID for short, is the broad term given to technologies that are used to help machines identify objects. There are a host of technologies that fall under the Auto-ID umbrella, including bar codes, smart cards, voice recognition and similar technologies.  Radio frequency identification (RFID) is one type of Auto-ID technology. It uses radio waves to automatically identify individual items.

What is the significant advantage of RFID systems?
The significant advantage of all types of RFID systems is the non-contact, non-line-of-sight nature of the technology. Tags can be read through a variety of substances such as snow, fog, ice, paint, crusted grime, and other visually and environmentally challenging conditions where barcodes or other optically read technologies would be useless.  RFID tags can also be read in challenging circumstances at remarkable speeds, in most cases responding in less than 100 milliseconds. The read/write capability of an active RFID system is also a significant advantage in interactive applications such as work-in-process or maintenance tracking. Though it is a costlier technology (compared with barcode), RFID has become indispensable for a wide range of automated data collection and identification applications that would not be possible otherwise.

Primary Components of an RFID system
RFID systems are comprised of three main components:

●	Tags/Labels/PCBs;
●	Antennas; and
●	Controllers (transceiver with decoder)

[A simple Read/Write RFID system]

Tag/Label/PCB
An RFID Tag/Label/PCB contains a coil, a programmed silicon chip and in Active Read/Write systems, a battery.

Tags
Tags come in a variety of sizes, memory capacities, temperature survivability and ranges. Tags can be small enough to inject into animals or large enough to cover an entire desktop. Nearly all tags are encapsulated for durability against shock, chemicals, moisture and dirt. While tags are immune to most environmental factors, their Read/Write ranges may be affected by close proximity to metal and electromagnetic radiation.

Tags can be powered by an internal battery (often called an "Active Tag") or by inductive coupling ("Passive Tag"). Passive Tags have zero maintenance requirements and virtually an unlimited life span. The life span of an Active Tag can be limited by the battery life, although some Tags offer replaceable batteries or extremely large capacity batteries.

Labels
Labels have printed, punched, etched or deposited RF coils on a paper/polyester substrate with a memory chip. Although less resistant to environmental conditions than the encapsulated tags, the labels provide distinct, low-cost benefits in open-loop (or disposable) applications.  If the label is involved in an open-loop system, it is affixed onto the product itself and is shipped throughout the complete supply chain. The reference to disposability in this application is the fact that when the item is eventually purchased by the consumer (e.g. a PC), it is taken out of the supply chain loop.  This is in contrast to reusable Tag applications such as pallet tracking in which the Tag will remain in the supply chain indefinitely. The low cost makes Labels extremely attractive for high-volume applications.

PCBs (Printed Circuit Boards)
PCBs (Printed Circuit Boards) are meant to be embedded into a product or carrier.  Although impervious to high temperatures, such as is found in plastic pallet manufacturing, the PCB requires some encapsulation if it is to have direct contact with outside environmental conditions (e.g. rain, excessive moisture, etc.).  The benefits of RFID PCBs are the low cost and the ability to endure environments in which Labels would not survive.  Plastic pallet manufacturing provides a good example of applying an RFID PCB. The PCB is placed inside the plastic pallet prior to the ultrasonically welding phase of the plastic pallet manufacturing cycle. The PCB converts the pallet to a "Smart Pallet," and data can be read and written to the pallet throughout the complete supply chain.

Antennas
An antenna is a device that uses radio waves to read and write data to the Tags/Labels/PCBs.  Some systems use separate antennas and controllers, while other systems integrate the antenna and controller into a single reader or reader/writer. Antennas can be found in all shapes and sizes, including antennas which can fit into very tight spaces and larger antennas for greater read/write ranges.  In addition, the antennas provide unique solution features. One such example is the submersible antennas used for media disc drive applications. The antenna is mounted under de-ionized water to read/write data to the tags while submerged. Other examples include antennas that offer portals around conveyors or even dock doors. These portals (also called tunnels and gates) read or write to Tags/Labels/PCBs as they pass through.

Controllers
The controller manages the communication interface between an antenna and a PC, PLC, Server or Network Interface Module.  The host system interfaces with the controller and directs the interrogation of the tag via parallel, serial or bus communications.  RFID controllers can also be programmed to perform process control directly from the data in the tag memory.  Some controllers even feature direct I/O points that can be activated by the controller, making it possible to lessen the work load of the host system.

Types of RFID

Our software products can be adopted for use with any type of RFID tag system Read Only, Read/Write (Reusable) and/or Read/Write (Disposable), as described below.  Consequently, the type of RFID is not a barrier to use of our RFID software products.

Read-Only
Read accuracy is often a critical factor in choosing RFID.  With fixed position barcode readers, achieving a first-pass read accuracy of 95% to 98% is quite respectable. Depending on environmental conditions and maintenance, barcode read rates often decline to less than 90% over time. In most environments, RFID can achieve 99.5% to 100% first-pass read rates, according to a white paper issued by Nokia Inc. in April 2006 entitled “Radio Frequency Identification Technology”.   Further, with no moving parts or optical components, maintenance is not an issue.

Read accuracy is often a critical factor in choosing RFID.  With fixed position barcode readers, achieving a first-pass read accuracy of 95% to 98% is quite respectable. Depending on environmental conditions and maintenance, barcode read rates often decline to less than 90% over time. In most environments, RFID can achieve 99.5% to 100% first-pass read rates.  Further, with no moving parts or optical components, maintenance is not an issue.

The demands of industrial environments also favor RFID. Some environments require data collection systems to operate while immersed in fluids, chemicals, dirt and heat. Examples include applications where tags and antennas transfer data while completely submerged in water, or even cases where tags pass through paint ovens at 240°C.

The value of RFID is further realized when considering line-of-sight requirements. With RFID, the tag does not have to be visible to the face of the reader. With the ability to penetrate most non-metallic materials (assuming the proper frequency is used), RFID tags can be embedded in totes, containers or even products. Moreover, these containers and products can be sealed in over-pack materials without any adverse effects on the data capture results.

Read/Write (Reusable)
In a more advanced system (read/write), RFID can be used as a dynamic electronic manifest, allowing users to reduce traffic on networks, link remote production stations and to backup host PCs or PLCs.  As an example of this electronic manifest, in automotive engine manufacturing, the tag is attached to an engine carrier. Routing and build instructions are written to the tag. As the engine and carrier approach the first station, the tag is interrogated by a reader/writer to determine whether or not the engine should be at the station. If affirmative, the build information is read off the tag and transferred to the local processor, there decisions are made on how to instruct the automated equipment. After the operations are performed, key quality data and/or production results are stored on the tag. This allows users to later investigate any quality issues across varying lots. In the case where the operation is unsuccessful, this failure is also written to the tag. Then, prior to reaching the next station, the engine is removed from the line and transferred to a remote rework station. At the rework station, the tag is read to determine how the engine must be repaired.

In the electronic industry, several companies are taking the electronic manifests even further, enabling production operations to continue even if the central server or host fails. Since a tag can combine with a local processor at a given station to communicate all build instructions to that station, operations can be conducted without any dependency on the network.

Read/Write (Disposable)
In an even more advanced state, disposable labels are applied to products during manufacturing and utilized throughout the entire supply chain (from manufacturing through retail and out to the customers). In essence, the RFID labels are used to create "smart products" that can communicate with their surroundings.

Applying RFID labels directly to television sets illustrates the value of creating "smart products." During production, RFID labels are applied to the inside of the televisions' housings. After utilizing the labels during production (as explained above), the labels accompany the "smart products" into the warehouse.  In the warehouse, the labels are used for either locating given model or routing different models to intended storage locations.  Further, with the ability of reader/writers to communicate with multiple labels in the same field, all televisions can be read or written to as they exit the warehouse, regardless of whether the televisions are stacked on pallets or transported separately.  This enables users to write destination information to the "smart products" and to record what has been shipped, providing the trigger for electronic billing.  Upon reaching the retail warehouse, the "smart products" are read upon entering the building, providing instant receipt into inventory and automatic payment clearance for suppliers.  The "smart products" are then tracked into the retail outlet where the label is used for anti-theft and real-time inventory.  Finally, as the televisions leave the outlet, key customer and product configuration information is written to the RFID labels. If a customer returns a given television set to the Service Center (or affiliated Service Center), the product's complete record is pulled up on a computer monitor prior to the customer reaching the service counter, bringing service to a new level.

The example reveals how "smart products" not only save money throughout the supply chain, but also add value for the customer. This value-added feature is being used by manufacturers (and retailers) to distinguish their products against competitive offerings, enabling the manufacturers to increase sales and/or margins.

EPC Network (Auto-ID)
The concept of EPC Network comes from Auto-ID and these words are used interchangeably.

Automatic identification, or Auto-ID for short, is the broad term given to a host of technologies that are used to help machines identify objects. Auto identification is often coupled with automatic data capture. That is, companies want to identify items, capture information about them and somehow get the data into a computer without having employees type it in.

The aim of most Auto-ID systems is to increase efficiency, reduce data entry errors, and free up staff to perform more value-added functions. There are a host of technologies that fall under the Auto-ID umbrella. These include bar codes, smart cards, voice recognition, some biometric technologies (retinal scans, for instance), optical character recognition, radio frequency identification (RFID) and others.

The EPC Network (Auto-ID) is comprised of five fundamental elements:

EPC- The Electronic Product Code (EPC) is the next generation of product identification. Like the U.P.C. (Universal Product Code) or bar code, the EPC is divided into numbers that identify the manufacturer, product, version and serial number. But, the EPC uses an extra set of digits to identify unique items. The EPC is the only information stored on the EPC tag. This keeps the cost of the tag down and provides flexibility, since an infinite amount of dynamic data can be associated with the serial number in the database.

EPC Tags and Readers - The EPC Network is an RFID-based system that uses radio frequency to communicate between readers and tags. The EPC (a number for uniquely identifying an item) is stored on a special tag. These tags will be applied during the manufacturing process. In turn, using radio waves, the tags will “communicate” their EPCs to readers, which will then pass the information along to a computer or local application system.

Object Name Service (ONS) - The vision of an open, global network for tracking goods requires some special network architecture. Since only the EPC is stored on the tag, computers need some way of matching the EPC to information about the associated item. That’s the role of the Object Name Service (ONS), an automated networking service similar to the Domain Name Service (DNS) that points computers to sites on the World Wide Web.

Physical Markup Language (PML) - The Physical Markup Language (PML) is a new standard “language” for describing physical objects. When finalized, it will be based on the widely accepted extensible Markup Language (XML). Together with the EPC and ONS, PML completes the fundamental components needed to automatically link information with physical products. The EPC identifies the product; the PML describes the product; and the ONS links them together. Standardizing these components will provide “universal connectivity” between objects in the physical world.

ALE (Application Level Events) - ALE is software technology designed to manage and move information in a way that does not overload existing corporate and public networks. ALE uses a distributed architecture, meaning it runs on different computers distributed through an organization, rather than from one central computer. ALEs are organized in a hierarchy and act as the nervous system of the new EPC Network, managing the flow of information.

With this new EPC network, computers will be able to “see” physical objects, allowing manufacturers to be able to track and trace items automatically throughout the supply chain. This technology will revolutionize the way companies manufacture, sell and buy products.

RFID Market

Background
In recent years, the most RFID markets have experienced considerable growth in the size of orders experienced by companies in this market segment.  For example, there was a 900 million China ID card commitment delivered in 2008, which is more than ten times anything that came before.  In 2007, UPM Raflatac landed an order to supply 30 million RFID tickets a months to Moscow transport system.  In August 2006, Confidex secured an order in China for 125 million smart tickets.  Prior to that order, the largest single orders worldwide for such tickets were 50 million and 20 million units in 2005 and 2004, respectively. In March 2006, Savi Technology won a $25 million order from the US Military for RFID systems; the previous largest order for military RFID systems was $111 million. In August 2006, RF Code secured an order from SYMX in the U.S. for $30 million real-time monitoring software (“RTLS”), which was much larger than any previous orders for RTLS.

According to the IDTechEx RFID Market Report, the usage of RFID is expected to migrate to East Asia as the dominant manufacturing territory.  As the manufacture of RFID hardware and software moves to East Asia, it is expect that the execution of services such as system integration will move there as well.  China already has 85% of the world’s manufacturing capacity, for products of all sorts and it will tag exports to Western requirements. China is already executing the largest RFID order by value (over one billion national identification cards for adults equal to six billion dollars (including systems)).   The IDTechEx RFID Market Report indicates that China has a policy of making its own requirements throughout the RFID value chain as soon as possible.  RFID is leapfrogging technologies such as magnetic stripes and barcodes, according to the IDTechEx RFID Market Report.

RFID Market size
In 2009 the value of the entire RFID market was expected to be $5.56 billion, up from $5.25 billion in 2008.   This includes tags, readers and software/services for RFID cards, labels, fobs and all other form factors. By far the biggest segment of this is RFID cards, and $2.57 billion of the total $5.56 billion being spent on all other forms of RFID - from RFID labels to active tags.   In the Korean and Thai markets, we are still a small player, in terms of size and revenue.  However, we have been in the RFID software industry since 2003.  We also offer a total solution to our customers, including RFID  hardware at competitive prices as we expect to earn little profit from hardware sales; our focus is on profit margins from sales of our software and our expertise in integrating our software with RFID systems.   When our projects involve hardware, we integrate our software into the hardware prior to delivery to our customers. As a smaller company with seven years experience in the RFID middleware industry, we are able to respond quickly and flexibly to the needs of our customers.  In addition, because we have a seven year history of projects in the RFID industry in our current target markets of Korea and Thailand, we believe that we have a stable but growing competitive position as we use our experience in these markets as a marketing tool to attract new business.  In addition, we expect that the Korean Intellectual Property Office will issue a patent for our patent application we filed jointly with Cheju Halla College, and we expect to be able to use such patent to develop additional business regarding product authentication. As of  July 12, 2010, the patent application we filed with Cheju Halla College was still pending before the Korean Intellectual Property Office.  We expect a decision on this application by January 2011.  We have not submitted applications for any other patents for our RFID middleware.

$ Billions

Source: RFID Forecasts 2007-2017, IDTechEx, 2007

The tagging of pallets and cases as demanded by retailers (mostly in the U.S.) will use approximately 225 million RFID labels in 2009.  RFID in the form of tickets used for transit will require 350 million RFID tags in 2009. The tagging of animals (such as pigs and sheep) is now substantial as it becomes a legal requirement in many more territories, with 105 million RFID tags being used for this sector in 2009. In total, 2.35 billion tags will be sold in 2009 versus 1.97 billion in 2008.

As a summary from the latest research by IDTechEx, by 2017, the market value will be over five times the size of the market compared to 2007, but the number of tags supplied will be over 350 times that of 2007, driven by the development of lower cost tags and installed infrastructure which will enable high volumes of articles to be tagged.

 Source: RFID Forecasts 2007-2017, IDTechEx, 2007

Opportunities in the RFID Market

We expect the future emphasis for RFID products to shift towards process based solutions.  End user processes are highly diverse and require RFID systems to integrate with their existing AIDC infrastructure. Such process-centric solutions need to have high levels of flexibility incorporated into the design to ensure that customized requirements are taken care of.  Even within manufacturing sectors, there is a higher focus towards monitoring work-in-progress (WIP).  High process efficiency levels have a direct impact on the overall productivity and profitability of the enterprise.   Whatever be the vertical / application market opportunity, end-users are likely to exhibit faster adoption rates when there is a clear convergence of RFID technology and existing business processes in place.

Source: RFID Opportunities in 2008, Frost & Sullivan, 2007

The pharmaceutical industry is expected to emerge as an important vertical industry for RFID by 2017, in which going from sales of $90 million in 2007 to $2.05 billion, according to the IDTechEx RFID Market Report. The regulatory environment requiring compliance with various state e-pedigree laws is among the biggest drivers for the vertical market. Large distributors are leading the way in terms of deployment and utilizing RFID data to drive their internal processes forward.  Early adopters and pharmaceutical manufacturers are continuing their RFID projects and this is likely to further increase traction within the vertical market.

Healthcare distribution chains are another area of opportunity and which is project to be the largest use of RFID tags in the healthcare area through 2017, according to the IDTechEx RFID Market Report. Innovative uses of the technology include hospitals deploying RFID-enabled refrigerators for consignment of high value drugs that are extremely sensitive to temperature changes. The appliances enable constant monitoring of the drug’s quality. Combining RFID / RTLS systems with existing Wi-Fi networks and hospital infrastructure systems is also expected to continue adoption rates in 2010.  Patient tracking applications are likely to present a good opportunity for products that integrate both RFID and barcodes (2D technology).

The retail supply chain will continue to incite interest and large suppliers are expected to see most of the deployments through 2017, according to the IDTechEx RFID Market Report.  RFID vendors are likely to witness greater success by targeting suppliers who work with mandated retailers or retailers that have adopted the technology at the store level. Tagging at the manufacturing / supplier facility alone will not result in true value since the downstream benefit is not there when retailers have not invested in RFID. High value categories such as apparel, footwear and media are likely to have higher adoption rates of RFID technology. The opportunity in the vertical lies in delivering RFID solutions that can be integrated and scaled up with the existing retail network in place.

In-store and point-of sale (POS) applications are emerging as key areas of interest for RFID deployments. Retailers are evaluating RFID applications that enhance the overall shopping experience for the customer. The momentum is particularly strong in Europe and Asia where there is a higher emphasis on item level tagging. For example, by 2007 the British retailer Marks & Spencer had RFID tags on its apparel in 120 stores.   By tagging individual items at the store level, RFID-enabled mirrors and electronic displays enable the customer to view, select, and locate related / different items within the store.

Aerospace is also a significant market to watch out for in the coming years, according to the IDTechEx RFID Market Report. The decision by Airbus in July 2009 to implement RFID systems based on its earlier pilot program is a positive driver for the overall adoption within the vertical market.   Airport baggage handling applications are another volume-driven RFID opportunity that is expected to witness pilot programs and deployments in coming years.  Projects in the past few years in Milan, Italy, Argentina, UK, Australia and Thailand reflect the technology’s gaining popularity outside North America.  Sales of RFID systems for the air industry is projected to reach $755 million by 2017, according to the IDTechEx RFID Market Report.

The strong need for track and trace capabilities in chemical and petroleum industries is expected to increase the demand for RFID within these markets.    Oil & Gas RFID Solution Group (“OGR”) was established several years ago as an alliance of subject-matter experts, academic researchers and technology providers and a handful of leading petroleum companies.  The OGR members have been engaged in identifying and defining a plan for the development and deployment of RFID technology within the petroleum and chemical industry. Most petroleum products need to be certified, according to the American Petroleum Institute, which requires manufacturers to provide a documented history of the product.  Efforts by the Chemical Industry Data Exchange (CIDX) in aligning itself closely with EPCglobal are expected to support chemical companies in furthering their RFID deployments.

Our Products

Our software products can be adopted for use with any type of RFID tag system Read Only, Read/Write (Reusable) and/or Read/Write (Disposable), as described below.  Consequently, the type of RFID is not a barrier to use of our RFID software products.

Our software product development is done by employees.  We have not used any consultants or otherwise outsource our software product development to third parties.  We spent a limited amount on research and development in 2009, which was primarily on salaries for our software development employees, and because we expended large amounts on research and development spent in 2007 and 2008.  We expect to increase our research and development in 2010.

For the year ended December 31, 2009, approximately $124,365, or 22% of total sales, was attributable to sales of our URISware; approximately $89,639, or 16% of total sales, was from the sales of RFID hardware; approximately $46,199, or 8% of our total sales, was attributable to sales of URISwis; approximately $23,989, or 4% of total sales, was attributable to sales of our URIS RTLS Solution; and approximately $18,480, or 3% of total sales, was attributable to sales of URISpagent.  URISors accounted for only 1% of total sales, or approximately $5,810.  These amounts do not include the revenue attributable to the integration of the software products into the client’s systems.   We had total sales of all of our software products in 2009, net of integration revenue, of $308,482, or approximately 55.2% of total revenue in 2009.  The balance of our total revenue in 2009 consisted of (a) $66,330 attributable to the integration of the software products into the client’s systems and (b) $183,582 which was attributable to hardware sales  (which does not include the software which we integrate into such hardware).  A description of these and other products is set forth below.

URIS Network Group - Total system of EPCglobal Network

Clavis Technologies URIS Network Group is a RFID integrated solution for customizing RFID data into enterprise applications by progressively collecting and managing RFID data stream. Clavis Technologies RFID Framework is a proprietary framework from Clavis Technologies that integrates and manages a whole system, and complies with EPCglobal standards. Therefore, because URIS Network Group is built upon the Clavis Technologies RFID framework, it ensures performance enhancement and system monitoring, diagnosis, and recovery.

URISware
URISware is ALE (Application Level Event)-compliant RFID Middleware software solution.  It transforms RFID data into user readable information which are then translated, filtered, and grouped by data patterns. Finally, URISware combines refined data sets and broadcasts them upon entry of corresponding reporting and event triggering conditions.

The architecture of URISware

The advantages of our URISware are:

Stability	●	Uses Clavis Technologies own URIS Framework to realize the optimized RFID middleware
	●	Reliable stability by using lightweight system that minimizes use of resource
	●	Maximizes convenience of operators and administers and system stability by auto-monitoring, diagnosis and recovery
	●	Transaction circumstance for multi-tier under the distributed system structure
	●	Efficiently manage the process by PTM (Process Transaction Manager)
Compatibility	●	Supports varied codes (64bit/96bit/128bit etc.)
	●	Provides interfaces to connect with varied solutions (ERP, WMS, Legacy system etc.)
	●	Provides varied communications protocols (TCP/IP, HTTP, TCP, SMTP etc.)
Scalability	●	Supports integration of EPC Global Architecture-based products and URIS products by Plug-in
	●	Applies user-defined business models
Standards	●	EPCglobal Network ALE Specifications
Compliance	●	EPCglobal TDS(Tag Data Standard) Specifications
	●	EPCglobal TDT(Tag Data Translation) Specifications
	●	ISO and Mobile RFID Specifications

URIS Network Group has gradually specialized in these industries.

Logistics, Manufacturing, and Retail
We developed a single window-based integrated solution to track moving quantities of products globally and to provide Discovery Services, tracking products’ histories per each domain in logistics, manufacturing, and retail industry that should be tied to show whole flow of Supply Chain Management (SCM).

Aerospace
We have focused on Ultra High Frequency (UHF) RFID system to handle passengers’ baggage accurately and promptly as well as provide passengers with convenient services such as a carousel indicator system, showing a passenger’s seat number,  when his or her baggage arrives on a carousel and specialized EPCIS, showing the tracking information of baggage in real time for aviation.

Casino
Unlike prior RFID-based casino solutions which focused on HF RFID, we have developed the UHF RFID casino solution to apply various applications without considering a read rage in RFID system. In additions, we have developed RFID-based casino hardware with Alien Technology Asia (ATA) to operate with our UHF RFID casino solution. This system will change manual works (e.g. reports of rolling game, betting management) into automated works.

Education
We have provided efficient turnkey RFID solutions, including other technologies that universities and institutes require, to build u-Lab or u-practical room with real demo programs that are based on our various implementation cases.

Asset Management (For All Industries)
We have developed RFID-based asset management solutions which are integrated with R3 and ERP of SAP to be implemented system wide.  This solution can accept barcode system simultaneously so companies can use this system with flexibility.

URISpagent
URISpagent is a hardware device interface software system. It controls RFID Readers and sensors, collects tag and sensory information to build RFID data set and then reports a list of formatted RFID message to data consuming servers.

The architecture of URISpagent

The advantages of our URISpagent are:

Stability	●	Uses Clavis Technologies own URIS Framework to realize the optimized RFID system
	●	Reliable stability by using lightweight system that minimizes use of resource
	●	Maximizes convenience of operators and administers and system stability by auto-monitoring, diagnosis and recovery
	●	Transaction circumstance for multi-tier under the distributed system structure
	●	Efficiently manages the process by PTM (Process Transaction Manager)
Compatibility	●	Supports varied vendors’ RFID devices (Alien, Symbol, LS Industrial Systems etc.)
	●	Supports varied codes (64bit/96bit/128bit etc.)
	●	Provides varied communications protocols (TCP/IP, HTTP, TCP etc.)
Scalability	●	Supports integration of EPC Global Architecture-based products and URIS products by Plug-in
	●	Applies user-defined business models
Standards	●	EPCglobal Network ALE Specifications
Compliance	●	EPCglobal TDS (Tag Data Standard) Specifications
	●	EPCglobal TDT (Tag Data Translation) Specifications
	●	ISO and Mobile RFID Specifications

URISors
URISors is an object name service software solution. It points an Electronic Product Code (EPC) querier to network addresses where information on the EPC is stored. Also it defines and manages corresponding EPC information of RFID tags to support the automated networking service.

The architecture of URISors

The advantages of our URISors are:

Stability	●	Uses Clavis Technologies own URIS Framework to realize the optimized RFID ONS (Object Name Service)
	●	Reliable stability by using lightweight system that minimizes use of resource
	●	Maximizes convenience of operators and administers and system stability by auto-monitoring, diagnosis and recovery
	●	Transaction circumstance for multi-tier under the distributed system structure
	●	Efficiently manages the process by PTM (Process Transaction Manager)
Compatibility	●	Supports varied codes (EPC, ISO, UCODE, GS, IATA, mobile code etc.)
	●	Provides varied communications protocols (HTTP, TCP, UDP etc.)
Scalability	●	Supports integration of EPC Global Architecture-based products and URIS products by Plug-in
	●	Applies user-defined business models
Standards	●	EPCglobal Network ONS
Compliance	●	EPCglobal TDS (Tag Data Standard) Specifications
	●	NIDA (National Internet Development Agency of Korea) ODS

URISwis
URISwis is an information service solution. It consists of EPC information server and an interface for accessing EPC-related information. The information server contains EPC-related information and business data such as date of manufacture, date of expiration, and price. The interface is EPCIS-compliant and consists of a Query and Capture Interface to extract and provide EPC and business information.

The architecture of URISwis

The advantages of our URISwis are:

Stability	●	RFID EPCIS uses Clavis Technologies own URIS Framework to realize the optimized RFID system
	●	Reliable stability by using lightweight system that minimizes use of resource
	●	Maximizes convenience of operators and administers by the web-based management console
Compatibility	●	Has independent Capture/Query Interface for any kinds of languages
	●	Provides Web Service interfaces to connect with varied solutions (ERP, WMS, Legacy system etc.)
	●	Provides varied communications protocols (HTTP, SOAP etc.)
Scalability	●	Supports expansion attributes for event types
	●	Supports Capture Interfaces of standards and user-defined master data
	●	Queries event and master data by varied parameters
Standards	●	EPCglobal Network EPCIS Specifications
Compliance	●	HTTP POST for the Capture Interface
	●	SOAP standard for the web service binding

URIS RTLS Solution
URIS RTLS Solution is real-time monitoring software that tracks a location and condition of each active RFID tag, alerts based on non-approval situations, backs up data of tracking histories of active RFID tags, and records other movements or changes after office hours.  We have focused our URIS RTLS solutions on hospitals’ services such as patient monitoring systems and company security systems for visitor tracking systems that restrict access to facilities and information.

URIS Mobile RFID Platform
Clavis Technologies’ URIS Mobile RFID Platform is a mobile RFID integration software solution to accommodate a various kind of code systems such as EPC and mCode. A RFID-Equipped cell phone reads and transforms a RFID tag code by its corresponding coding scheme. Our URIS platform consists of Service Gateway, ODS Resolver, History Manager and Tag Manager. We have developed our URIS Mobile RFID platform to provide the mobile search services by mobile phone attached a RFID Reader that can catch up data around users to search information in real time.  We will also provide Mobile RFID Gateway to integrate with the mobile internet easily and rapidly.

The architecture of URIS Mobile RFID Platform

URIS Service Gateway
Service gateway detects and translates code information from tags as well as authenticates who is user. There are three components, (1) Event Detection, which detects information, such as EPC, mCode, micro-mCode, and mini-mCode, from terminals, (2) Code Translator, which translates code information (EPC, mCode, micro-mCode, and mini-mCode) into URN/FQDN form and (3) User Authentication, which checks  the user authentication based on user information which came from terminals.

URIS ODS Resolver
ODS Resolver searches for location of server which has object/service information related with Tag code.  It has DNS Controller which can provide URL list of object/service information which is equivalent to RFID tag codes in DNS and directory service that manages object/service /URL information.

URIS History Manager
History Manager manages code/history information recorded in RFID tags and generates serial numbers. There are 4 components:  (1) Event Processor for receiving/ recording/ inquiring issued/ sensed events which came from Tag Manager and terminals, (2) Serial Generator that generates and manages serial numbers, (3) Object Information for  collecting/ saving/ inquiring information of RFID tag codes, and (4) Tracking Information for  providing history information service to see integrated history information which is distributed.

URIS Tag Manager
Each code system (EPC, mCode, micro-mCode and mini-mCode) is managed by Tag Manager (registration, issuing, and disusing).  Tag Manager has a Code Generator that generates code which is compatible with each code system (EPC, mCode, micro-mCode and mini-mCode), Tag Register (which can generate and disuse codes as well as manages the code system), and Tag Printing that prints managed codes with a tag printer.

u-Financial Solutions
Our u-Financial Solution has focused on u-Financial Portal system that provides m-Banking and m-Stock by mobile phone, PDA and other portable devices in retail market.  In the business to business market, we have developed u-Voucher, authenticated by RFID or 2D barcode that can be used to provide payment services of public institutions.

m-Banking Solution
Clavis Technologies released the m-banking solution based on two different platforms, each providing the same services – such as inquiring view of accounts, accounts transaction history, view of checks and exchange rates; transferring service; credit card service; and other typical banking services.

The system overview of m-Banking Solution

m-Stock Solution
Clavis Technologies released the m-stock solution based on WIPI (Wireless Internet Platform For Interoperability), the Korean Wireless Internet Standard, providing such services as Quotes, Pre-Order, ECN (Electronic Communication Network) and Account services.

Product Upgrades and Diversification

URIS Network Group

Following the Latest Updated World Specification
The first version of URIS is made by C# and based on.NET.  Clavis Technologies has prepared the new version URIS based on JAVA to support UNIX and Linux platforms to provide extensible services for all kind commercialized operation systems and platforms. Clavis Technologies plans to upgrade the URIS core transaction engine supporting EPC Network specification Version 1.1 to be the global RFID solution.   We will perform this update annually during the third and fourth quarters.

Expanding Enterprise Application Interfaces
Clavis Technologies expects to upgrade the business logics of URIS Network Group for each step of the enterprise RFID section supporting applications of industries of Government, Aerospace, CPG, Heath Care, Logistics, Manufacturing, and Retail based on customers’ needs as well as Clavis Technologies’ knowledge accumulated   since 2003.  Considering various Database Management System (DBMS) and backend systems, these interfaces will be modulized to integrate easily and rapidly with minimizing errors.   If we are able to secure a partnership with SAP Korea, we expect to perform this upgrade during the last two quarters of 2010 and the first two quarters of 2011.

Enhancing Voluminous Transaction Capability
Because of the voluminous transactions that we expect will be appearing in the specific industrial area (i.e., distribution, logistics, etc.) in near future, Clavis Technologies has enhanced the transaction capability to develop an advanced RFID application platform to deploy in any industry stably and immediately.

URIS RTLS Solution

Handling an extensive scale of Active RFID tags’ data
Based on customers’ requirement, Clavis Technologies expects to upgrade the data processing to provide data storage of a large scale of active RFID tags’ data as well as various monitoring and reporting functions especially in small areas or limited areas where consumer security is a high priority.   Such updates will be made each year and are dependent on the requirements of any given projects in such year.

Ultra-Wideband (UWB) Application
Clavis Technologies will gradually focus on this application as UWB becomes more widely used. UWB allows for high data throughput with low power consumption for distances of less than 10 meters, or about 30 feet, which is very applicable to the digital home requirements.   We expect to have a UWB application by the middle of 2011 for anticipated project at Korean steelmaker.

URIS Mobile RFID Platform

Developing the Mobile RFID Middleware
Clavis Technologies expects to develop the new version RFID middleware that can be embedded in mobile or PDA, as a personal device (as opposed to PDAs and hand-held devices used for industrial purposes), that can provide people with the unique and individual RFID services comparing with enterprise services in near future.   We expect to develop this mobile middleware by the end of the third quarter of 2011, and provided we finalize our partnership with Innoace (a Korean mobile solutions provider).

u-Financial Solution

Developing the m-Payment Platform
Clavis Technologies expects to develop various m-Payment platforms (i.e., Transportation card, Credit card, Debit card, Point card, Cashback Credit card, e-Purse, Micro-payment etc.) to provide unlimited payment ways by a mobile handset.   We expect to develop this mobile payment platform the end of the second quarter of 2011, and provided we finalize our partnership with Innoace (a Korean mobile solutions provider).

Developing u-Voucher Solution
Clavis Technologies expects to develop u-voucher solution based on 2D bar codes by mobile internet and RFID tags by mobile RFID system to provide fast and easy payment service to users.   The Korean Ministry of Health and Welfare wants a u-Voucher system developed.  During 2010, we will be a consultant to the Ministry of Health on the u-Voucher.  Based on the results of our consultancy, we may develop this solution.  If we develop the u-Voucher solution, we expect to complete such development by the end of the second quarter of 2011.

Developing the m-Financial Portal Service Platform
Clavis Technologies will upgrade m-banking solution depending on mobile system applications that banks plan to deploy in their works firstly and then develop the m-Financial portal service platform, especially enhanced for m-Payment ways, integrated Clavis Technologies m-banking service platforms with other companies’ m-stock service platforms.   We expect to develop this platform by the end of 2012.

Strategic Relationships

EPCglobal
The EPCglobal consortium develops industry standards for the use of RFID technology in supply chains. EPCglobal is the organization entrusted by industry to establish and support the EPCglobal Network™.  The EPCglobal consortium also is involved in the development of EPCglobal Standards via EPCglobal’s Action & Working Groups and the EPCglobal Certification and Accreditation Program testing.   Clavis Technologies joined EPCglobal as a member in 2004.  A member of EPCglobal is called a “subscriber.”  EPCglobal classifies subscribers into two general categories: end-users and solution providers. End-users include manufactures, retailers, wholesalers, carriers and government organizations.  Solution providers are organizations that help end users move goods through the supply chain. Solution providers include hardware and software companies, consultants, systems integrators, and training companies (such as Clavis Technologies).  As a solution subscriber, we participate in EPCglobal’s various EPCglobal Action and Working Groups which  address standard specifications, business issues, software issues and other matters.

IBM Korea
We developed SCM based on Auto-ID System for Sales of IBM Korea in Korea.  Our RFID middleware is customized for IBM platforms such as DB2 and Websphere,   In 2004, we commenced a two year contractual partnership with IBM Korea in which we analyzed IBM RFID software for IBM as well as prepare seminar materials to introduce IBM RFID solutions.  Although our contractual partnership ceased in 2006, we still maintain personal relationships with IBM Korea’s staff from which we exchange advice and analysis on RFID business issues.

RFID Systems and Mobile RFID System
We have provided RFID middleware and hardware and consulting on RFID systems with many major Korean corporations.  We are also developing with Korea’s major telecommunication companies, SK Telecom and KTF, new mobile Internet business.  In addition, we have completed projects with major Korean financial institutions towards developing mobile banking capabilities.

Our Intellectual Property

Because our RFID middleware is based on the open standards by EPCglobal, we do not maintain any copyright protection for our RFID middleware.  However, in the future, we expect to submit patents for unique applications of our RFID middleware.  For example, in September 2008, we and Cheju Halla College (located in Jeju-si, Korea) submitted a patent application with the Korean Intellectual Property Office entitled “Method and System for providing Genuine Authentication Service Using Radio Frequency Identification.”  This patent application is based on using RFID technology deployed to determine if a product is authentic or counterfeit.  For example, in Cheju, black pork is a well-known local product and very expensive.  However, some businesses sell fake black pork.  Our system can be used to check whether the black pork being sold is fake or authentic. As of  July 12, 2010, the patent application we filed with Cheju Halla College was still pending before the Korean Intellectual Property Office.  We expect a decision on this application by January 2011.  We have not submitted applications for any other patents for our RFID middleware.

Legal and Regulatory Requirements

In general, we do not have to comply with any special legal or regulatory requirements to conduct our business.  In Korea, in order to bid on government projects, we have to register with the Korean Public Procurement Service.  If we seek government projects in our countries, we expect would have to register with a government agency to submit a bid on any such government project.   In addition, in early 2011, we expect to submit an application for certification of our URISware software by EPCglobal.  We expect to submit applications for certification of our other software products by EPCglobal during the second and third quarter of 2011.  Generally, it takes six to eight weeks to get software certified by EPCglobal.  While this certification is not a legal or regulatory requirement to conduct business, it will make it easier for us to conduct our business because it will be a comfort to potential customers that our products comply with the EPCglobal Gen 2 standard.

The EPCglobal certification program is composed of two testing at EPCglobal certified testing facilities; such a certified facility is located in Seoul, Korea.  The first phase of testing is the “conformance testing” which is used to verify that the EPC hardware and EPC software (such as our RFID middleware) complies with the EPCglobal standards.  The second test is the “interoperability test”, which is used to determine the ability of difference compliance certified products with other compliance certified products. EPCglobal created a new mark that it has started providing to solution providers who have had their hardware and/or software certified by EPCglobal.  Products carrying the new mark represent that the eligible product has successfully demonstrated all applicable mandatory testing for both conformance and interoperability requirements.  After we get our software products certified by EPCglobal, we will be permitted to put the EPCglobal Certification Mark on our website and marketing materials.

Suppliers
While we develop our own software, we have four main hardware suppliers:  Alien Technology (a provider of RFID hardware manufacturer), NextID (a reseller of AeroScout Wi-Fi based Active RFID products), Onnuri Electronics (a reseller of ATID Company hardware for mobile RFID) and LG Industrial System (a Korean manufacturer of RFID equipment).  We are not dependent on any one supplier for our RFID hardware, and we could replace any such supplier in a reasonably quick time frame.

Competitors
Some of our main competitors are Reva Systems, GlobeRanger, OATSystems and RedPrairie.  Some of these competitors have substantially greater financial and personnel resources than we do.

Reva systems
Reva Systems develops radio-frequency identification (RFID) network infrastructure products that enable customers to rapidly deploy scalable solutions in any environment.  Reva's standards-based Tag Acquisition Processor (TAP) appliances facilitate improved system performance, manageability and security while significantly lessening implementation time and complexity.  Reva products are delivered by a global network of partners and deployed worldwide across a range of innovative applications spanning industries such as Aerospace, Contract Manufacturing, Discrete Manufacturing, Consumer Packaged Goods, Retail, Consumer Electronics, Logistics, and Healthcare/Life Sciences.  Reva was founded in 2004, and is headquartered in Chelmsford, Mass.

GlobeRanger
GlobeRanger is a provider of RFID and mobility software solutions.  GlobeRanger owns an innovative platform, iMotion, which provides the critical software infrastructure that transforms real-time data, from the edge of the enterprise, into actionable information. iMotion serves as the foundation for GlobeRanger and its partners to rapidly develop, deploy, and manage RFID and mobile applications.  Founded in 1999, GlobeRanger is headquartered in Richardson, Texas.

OATSystems
OATSystems, Inc. founded in 2001, is the developer of deployed standards-based RFID solutions. OATSystems has worked closely with MIT's Auto-ID Center, to develop many of the key standards and technologies that make commercial deployments of RFID possible. OATSystems' Senseware - the company's flagship product - provides a complete and powerful standards-based RFID solution for companies in the retail, CPG, manufacturing, pharmaceutical, and logistics markets. Checkpoint Systems, Inc. (NYSE: CKP), a leading manufacturer and marketer of identification, tracking, security and merchandising solutions for the retail industry and its supply chain, acquired OATSystems in June 2009, and OATSystems is operating as a division of Checkpoint.

RedPrairie
RedPrairie, founded in 2003, developed RFID-enabled suite of supply chain execution solutions and applications for international trade logistics, mobile resource management, supply chain security and inventory optimization to address the broader needs for global supply chain management and security. RFID technology is an integral part of RedPrairie’s supply chain suite.  RedPrairie has also created RFID Igniter™ and RFID Accelerator™. These applications can be easily integrated (“bolted on”) with any ERP or distribution system.

Marketing
To market our products and services, we plan to leverage our relationships with RFID organizations, primarily EPCglobal, as well as our prior customers and major RFID hardware vendors.   We have a good working relationship with a number of Korean companies, such as LG Electronics and SK Telecom, from which we hope to leverage additional business both within Korea and in Southeast Asia.

We expect to sell our products and services through three channels:

1.	Direct to end user through our own sales force;
2.	Through a third party that will purchase our products on an ad hoc basis; and/or
3.	In conjunction with our number of strategic partners.

Our objective is to generate approximately 30% of our sales from direct selling efforts and approximately 70% of sales to be generated through third parties (such as existing and prior customers as well as vendors and strategic partners).

Our Research and Development

URIS Network Group
As a main product in our company, we have prepared URIS Network Group to specialize in the EPC Interface based on global standards to apply them to real industrial fields more efficiently and to get the certification from EPCglobal.  In additions, we plan to provide URIS duplex Monitoring System (MTS) that monitors RFID hardware and EPCglobal Network servers as well as notices the system administrator to check up when an error is happened.

URIS RTLS Solution
We plan to develop a RTLS Data Hub system that can accept both technologies, Active RFID and UWB, to process the collected data from various RTLS hardware simultaneously. The user interface of the monitoring system program will be improved by using Flex and Flash to improve the legibility of the user data. Such technology show efficient results when large-scale tags are used in a specific space.

Mobile RFID Platform
We are interested in mobile RFID client software that can be embedded in a mobile phone to process RFID tags data with integrating a mobile software platform. This is a critical technology of Mobile RFID system and takes part as a significant mechanism. We plan to engraft the integrated technology between EPCIS and Discovery Service to realize mobile search services integrated with RFID tags and objects’ information.

u-Financial Solution
The technological development strategy of u-Financial Solution accepts a mobile payment mechanism using the biological information of the user in order to promote the security of the original u-Financial Portal. We plan to accept a mobile payment technology that allows financial payment less than US$30 using credit card information inserted in a portable device’s chip and contains biological identification mechanisms (e.g., fingerprint or iris) to strengthen the security level.

Employees

As of December 31, 2009, we had 14 full-time employees, three of whom are involved primarily in financial management and administration of our company.

DESCRIPTION OF PROPERTY

We lease approximately 2,665 square feet for our executive offices located at #1564-1, Seojin Bldg., 3rd Fl., Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874. We have extended our lease until January 30, 2011.  We expect to renew this lease prior to or soon after the end of such lease term.  Our monthly rent is approximately $4,000.  We believe this space is suitable for our present operations and adequate for foreseeable expansion of our business.

LEGAL PROCEEDINGS

We are not currently a party in any legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Admission to Quotation on the OTC Bulletin Board

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it:

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We expect to have an agreement with Pennaluna & Company, Inc., a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all, that we apply and qualify for admission to quotation on the NASDAQ Global Market.  We may not now and it may never qualify for quotation on the OTC Bulletin Board or be accepted for listing of our securities on the NASDAQ Global Market.

Our Transfer Agent

We have appointed Olde Monmouth Stock Transfer Company, with offices at 200 Memorial Parkway, Atlantic Highlands, New Jersey 07716, phone number 732-872-2727, as transfer agent for our shares of common stock. The transfer agent is responsible for all record-keeping and administrative functions in connection with our shares of common stock.

Dividend Policy

We have never declared or paid any cash dividends on our shares of common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance our operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Holders of Common Stock

As of  June  21, 2010, the shareholders' list of our shares of common stock showed 64 registered shareholders and 62,375,200 shares issued and outstanding.

Securities authorized for issuance under equity compensation plans

We currently do not have any equity compensation plans.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement.

Some items are omitted in accordance with the rules and regulations of the SEC.  For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement filed as part of the registration statement.  Statements contained in this prospectus about the contents of any contract or any other document filed as an exhibit are not necessarily complete and, and in each instance, we refer you to the copy of the contract or other documents filed as an exhibit to the registration statement.  Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room.  In addition, the SEC maintains an Internet website, located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet website.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will become subject to the full informational and periodic reporting requirements of the Exchange Act.  We will fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC.  We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. We also maintain a website at www.clavistech.com. Our website is not a part of this prospectus.

CONSOLIDATED FINANCIAL STATEMENTS

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	March 31, 2010	December 31, 2009
	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$24,832	$17,401
Accounts receivable	20,433	10
Prepaid expenses and other assets	15,740	44,189
Total Current Assets	61,005	61,600

Property and equipment, net	6,974	8,789
Security deposits	26,639	43,296
Restricted cash	429,112	420,001

TOTAL ASSETS	$523,730	$533,686

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Short-term borrowings	$675,963	$574,693
Accounts payable	443,961	293,106
Advance from related parties	96,068	84,865
Advance payments on contracts	370,639	361,927
Accrued severance benefit	125,098	140,301
Other current liabilities	11,975	57,676
Total Current Liabilities	1,723,704	1,512,568

COMMITMENTS (Note 12)

STOCKHOLDERS' DEFICIT
Preferred stock: 10,000,000 shares authorized; no shares issued and
outstanding at March 31, 2010 and December 31, 2009	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized;
62,375,200 and 61,356,400 shares issued and outstanding
at March 31, 2010 and December 31, 2009, respectively	62,375	61,356
Additional paid-in capital	1,554,732	1,550,317
Accumulated other comprehensive income	104,083	130,396
Accumulated deficit	(2,921,164)	(2,720,951)
Total Stockholders' Deficit	(1,199,974)	(978,882)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$523,730	$533,686

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	March 31, 2010	March 31, 2009

NET REVENUES	$49,883	$184,006
COST OF REVENUES	53,449	80,492

GROSS PROFITS (LOSS)	(3,566)	103,514

OPERATING EXPENSES
Professional fees	72,476	14,619
Research and development	67,245	-
Office and general	12,349	11,832
Salaries and employee benefits	30,560	22,570
Depreciation	911	937
Total Expenses	183,541	49,958

INCOME (LOSS) FROM OPERATIONS	(187,107)	53,556

OTHER INCOME (EXPENSES)
Interest expense, net	(13,077)	(8,919)
Miscellaneous income (expense)	(29)	87
Total Other Expenses	(13,106)	(8,832)

INCOME (LOSS) BEFORE INCOME TAXES PROVISION	(200,213)	44,724

Income tax provision	-	-

NET INCOME (LOSS)	$(200,213)	$44,724

EARNING (LOSS) PER SHARE - basic and diluted	$(0.01)	$0.22

WEIGHTED AVERAGE NUMBER OF
COMMON STOCKS OUTSTANDING - basic and diluted	62,109,702	201,000

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended
	March 31, 2010	March 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(200,213)	$44,724
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	2,007	3,605

Change in assets and liabilities (net of acquisition):
Accounts receivable	(20,231)	-
Inventory	-	(6,227)
Prepaid expenses and other assets	46,082	(8,866)
Restricted cash	988	250,578
Accounts payable	142,443	(15,625)
Advance payments on contracts	-	(261,439)
Accrued liabilities and other liabilities	(46,637)	400
Accrued severance payable	(18,404)	5,514
Net Cash Provided by (Used in) Operating Activities	(93,965)	12,664

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net of government grant	-	(579)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings	88,880	-
Payments on short-term borrowings	(1,071)	-
Advances from stockholders	21,978	7,062
Repayments to stockholders	(12,904)	(33,991)
Proceed from issuance of common stock, net	5,434	-
Net Cash Provided by (Used in) Financing Activities	102,317	(26,929)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENT	8,352	(14,844)

EFFECT OF CURRENCY EXCHANGE RATE CHANGES
ON CASH AND CASH EQUIVALENTS	(921)	(2,028)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	17,401	19,309

CASH AND CASH EQUIVALENTS, END OF PERIOD	$24,832	$2,437

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$13,395	$10,733

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
NOTES TO CONSENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 1 - Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of Clavis Technologies International Co., Ltd. (the “Company") has been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Article 10 of Regulation S-X. Accordingly, these condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In management’s opinion, the accompanying unaudited condensed consolidated financial statements contain all adjustments (consisting only of normal recurring adjustments), necessary to state fairly the financial information included herein.

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make judgments, estimates and assumptions that affect the reported in the financial statements and accompanying notes. Actual results may differ materially from these estimates.  In addition, any changes in these estimates or their related assumptions could have a materially adverse effect on the Company's financial condition and results of operating.

Where the functional currency of the Company's foreign subsidiaries is the local currency, all assets and liabilities are translated into U.S. dollars, using the exchange rate on the balance sheet date, and revenues and expenses are translated at average rates prevailing during the period.  Accounts and transactions denominated in foreign currencies have been re-measured into functional currencies before translated into U.S. dollars.  Foreign currency transaction gains and losses are included as a component of other income and expense.  Gains and losses from foreign currency translation are included in the stockholders’ equity (deficit) as a separate component of comprehensive income (loss).

These unaudited condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

Going Concern
The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses over the past years which have resulted in an accumulated deficit of approximately $2,921,000 and a working capital deficit of approximately $1,663,000 at March 31, 2010.
The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase sales of its product and attain profitable operations. It is the intent of management to continue to raise additional funds to sustain operations and to pursue acquisitions of operating companies in order to generate future profits for the Company. Although the Company plans to pursue additional equity financing, there can be no assurance that the Company will be able to secure financing when needed or obtain such on terms satisfactory to the Company, if at all.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Recent Accounting Pronouncements

In January 2010, the FASB issued guidance that expands the interim and annual disclosure requirements of fair value measurements, including the information about movement of assets between level 1 and 2 of the three-tier fair value hierarchy established under its fair value measurement guidance. This guidance also requires separate disclosure for each of purchases, sales, issuance, and settlements in the reconciliation for fair value measurements using significant unobservable inputs, level 3. Except for the detailed disclosure in the level 3 reconciliation, which is effective for the fiscal years beginning after December 15, 2010, all the other disclosures under this guidance are effective for the fiscal years beginning after December 15, 2009.  The adoption of this guidance is not expected to a significant impact on the Company’s results of operations of financial position.

Note 2 - Accounts Receivable

Accounts receivable are stated net of an allowance for doubtful accounts. The allowances for doubtful accounts were $1,974 and $1,927 at March 31, 2010 and December 31, 2009, respectively.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
NOTES TO CONSENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 3 - Property and Equipment

Property and equipment consists of the following at March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009

Equipment	$99,525	$97,186
Computer software	2,120	2,759
Furniture and fixture	9,655	9,428
Automobile	708	691
	112,008	110,064
Accumulated depreciation	(105,034)	(101,275)

Net property and equipment	$6,974	$8,789

Depreciation expense for the three months ended March 31, 2010 and 2009 was $2,007 and $3,605, respectively.

Note 4 - Fair Value Measurements

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at March 31, 2010 and December 31, 2009.

	March 31, 2010		December 31, 2009
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets:
Cash and cash equivalents	$24,832	$24,832	$17,401	$17,401
Accounts receivable	20,433	20,433	10	10

Financial liabilities:
Accounts payable	$443,961	$443,961	$293,106	$293,106
Accrued severance benefit	125,098	125,098	140,301	140,301
Short-term borrowings	675,963	675,963	574,693	574,693

The fair values of the financial instruments shown in the above table as of March 31, 2010 and December 31, 2009 represent the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date.  Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances, including expected cash flows and appropriately risk-adjusted discount rates, available observable and unobservable inputs.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
NOTES TO CONSENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

The Company uses the following methods and assumptions in estimating the fair value disclosures for financial instruments:

Cash equivalents

The carrying amount reported in the balance sheets of cash equivalents approximate fair value because of the relatively short time to maturity.

Accounts receivable

The carrying amount reported in the balance sheets for accounts receivable approximate fair value because of relatively short collection terms.

Accounts payable and accrued severance benefit

The carrying amount reported in the balance sheets for accounts payable and accrued severance benefit approximate fair value because of relatively short payment terms.

Short-term borrowings

The fair value of the Company’s short-term borrowings is measured using quoted offer-side prices when quoted market prices are available.  If quoted market prices are not available, the fair value is determined by discounting the future cash flows of each instrument at rates that reflect rates currently observed in publicly traded debt markets for debt of similar terms to companies with comparable credit risk.

Note 5 - Short-Term Borrowings

The Company has an operating line of credit of $44,000 with interest at the lender’s prime (6.68% and 5.96% as of March 31, 2010 and December 31, 2009, respectively) plus 2.53%. This credit line matures on June 25, 2010 and is guaranteed by the Korea Credit Guarantee Fund.  Amount outstanding as of March 31, 2010 and December 31, 2009 was $35,400 and $34,568, respectively.

The Company has bank loans of $357,363 and $350,001 as of March 31, 2010 and December 31, 2009, respectively, collateralized by cash deposits in bank. The interest rates range at the lender’s prime (2.45% and 2.79% as of March 31, 2010 and December 31, 2009, respectively) plus 3.48% to 4.02%. These loans mature between December 2010 and April 2011.

As of March 31, 2010 and December 31, 2009, the Company has borrowing outstanding in the amount of $88,500 and $86,420, respectively, from an unrelated party bearing interest at 14.0% and maturing on November 30, 2010.

The Company borrowed from unrelated parties at 12.0% interest and with maturity in October 2010. As of March 31, 2010 and December 31, 2009, the amount outstanding was $106,200 and $103,704, respectively.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
NOTES TO CONSENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Note 6 - Related Party Transactions

From time to time, the Company advances the working capital from the Company’s directors and stockholders. The advances were on demand and outstanding in the amount of $96,068 and $84,865 as of March 31, 2010 and December 31, 2009, respectively.

The Company borrowed $88,500 from a related party at 12.0% interest and with maturity in July and September 2011.

Note 7 - Advance Payments on Contracts

The Company secured Industry Development Contracts (the “Contracts”) from Korea Global ID Corporation (“KGIC”), a corporation controlled by the Korean government. These contracts aim to develop wireless recognition software and middleware technology.

Under the terms of the Contracts, the Company received funds from KGIC, and accounts the funds as advances for future research and development.

The Company reserved $429,112 and $420,001 at March 31, 2010 and December 31, 2009, respectively, in the form of a restricted cash to provide sufficient funds for the contract performance.

As a part of the contract performance, the Company is obligated to incur labor and other expenses in the following approximate amounts over the course of the contract periods:

	Labor	Other	Total

Year ended November 30, 2005	$165,000	$66,000	$231,000
Year ended November 30, 2006	$148,000	$111,000	$259,000
Year ended November 30, 2007	$160,000	$160,000	$320,000
Year ended November 30, 2008	$203,000	$120,000	$323,000
Year ended November 30, 2009	$203,000	$120,000	$323,000

The Company is permitted to defer unused funds to future periods. However, upon completion of the contracts, the Company is required to (1) submit final report to KGIC, (2) return 20% of the total funds received back to KGIC and (3) return unused portion of the funds, within two months upon the expiration of the Contracts.

The cumulative advances received from 2004 through 2009 aggregated approximately $3,131,000. The unused funds and returns due to KGIC as of March 31, 2010 and December 31, 2009, respectively, were as follows:

	March 31, 2010	December 31, 2009

Unspent funds	$13,422	$13,106
Returns due to KGIC	357,217	348,821

Total	$370,639	$361,927

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
NOTES TO CONSENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Note 8 - Accrued Severance Benefit

Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment based on their length of service and rate of pay at the time of termination.  Accrued severance benefits represent the amount which would be payable assuming all eligible employees and directors are to terminate their employment as of the balance sheet date. The accrued severance benefits at March 31, 2010 and December 31, 2009, were $125,098 and $140,301, respectively.

Note 9 - Comprehensive Income (Loss)

The components of comprehensive income (loss), net of tax, are as follows for the three months ended March 31, 2010 and 2009, respectively:

	March 31, 2010	March 31, 2009

Net income (loss)	$(200,213)	$44,724

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(26,313)	93,025

Total comprehensive income (loss)	$(226,526)	$137,749

Note 10 - Earning (Loss) per Share

The following reconciles the numerators and denominators of the basic and diluted per share computation for the three months ended March 31, 2010 and 2009, respectively:

	March 31, 2010	March 31, 2009
Numerator for basic and diluted earning (loss) per share:
Net income (loss)	$(200,213)	$44,724

Denominator:
Basic and diluted weighted average shares outstanding	62,109,702	201,000

Basic and diluted earning (loss) per share	$(0.01)	$0.22

Note 11 - Income Taxes

The Company adopted the provisions of FIN No. 48 on January 1, 2008, and there was no material effect on the financial statements at the date of adoption. There was no cumulative effect related to adopting FIN No. 48.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
NOTES TO CONSENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

Corporate income tax rates applicable to the Korean subsidiaries in 2009 and 2008 were 16.5% of the first 100 million Korean Won ($78,800) of taxable income and 29.7% on the excess.  For the United States operations, the corporate tax rates range from 10% to 34%. The Company provided a valuation allowance equal to the deferred tax amounts resulting from the tax losses in the United States, as it is not likely that they will be realized.  Tax losses from the Korean subsidiaries can be carried forward for five years to offset future taxable income.  The U.S. tax losses can be carried forward for 20 years to offset future taxable income. The Company has accumulated about $1,818,000 and $35,000 of taxable losses in its Korea and U.S. operations, respectively.  The utilization of the Korean losses expires in years 2010 to 2013 and the U.S. losses in year 2029.

U.S. federal income taxes have not been provided for the undistributed earnings of the Company’s foreign subsidiaries.  It is the Company’s intention that such undistributed earnings be permanently reinvested offshore.

The Company has deferred income tax assets as follows as of March 31, 2010 and December 31, 2009:

	March 31, 2010	December 31, 2009

Deferred income tax assets
Net operating loss carryforwards	$26,000	$12,000
	26,000	12,000
Valuation allowance	(26,000)	(12,000)
	$-	$-

Management determined that it is more likely than not that the deferred tax assets will not be realized through the reduction of future income tax payments, and accordingly, a full valuation allowance has been recorded for the deferred income tax assets.

Note 12 - Commitment

The Company is committed to lease obligations for its offices which expire January 30, 2011. Rental expenses incurred for the three months ended March 31, 2010 and 2009 were approximately $12,000 and $10,000, respectively.

Future minimum annual payments under the lease are as follows for the years ended December 31:

2010	$32,897
2011	$3,625

Note 13 - Concentration and Uncertainty

(a)	Concentration in Customer

For the three months ended March 31, 2010 and 2009, the one customer accounted for 71% and 77% of sales, respectively.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
NOTES TO CONSENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

(b)	Operation in Foreign Country

Substantially, all of the Company’s operations are in Republic of Korea. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the country in which the Company operates. Among other risks, the Company’s operations are subject to the risks of political conditions and governmental regulations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Clavis Technologies International Co., Ltd.

We have audited the accompanying consolidated balance sheets of Clavis Technologies International Co., Ltd. (a Nevada corporation) and subsidiaries (collectively, the "Company") as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and has a working capital deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kim and Lee Corporation, CPAs

Los Angeles, California
April 15, 2010

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

ASSETS

	2009	2008

CURRENT ASSETS
Cash and cash equivalents	$17,401	$19,309
Accounts receivable	10	784
Inventory	-	11,945
Prepaid expenses and other assets	44,189	627

Total Current Assets	61,600	32,665

PROPERTY AND EQUIPMENT, net	8,789	22,488
SECURITY DEPOSIT	43,296	39,620
RESTRICTED CASH	420,001	846,593

TOTAL ASSETS	$533,686	$941,366

LIABILITIES AND STOCKHOLDERS' DEFICIT

	2009	2008

CURRENT LIABILITIES
Short-term borrowings	$574,693	$434,628

Accounts payable	293,106	353,307
Advance from stockholders	84,865	228,673
Advance payments on contracts	361,927	844,685
Accrued severance benefit	140,301	87,791
Other current liabilities	57,676	42,492

Total Current Liabilities	1,512,568	1,991,576

COMMITMENTS (Note 13)

STOCKHOLDERS' DEFICIT
Preferred stock
10,000,000 shares authorized; no shares issued and outstanding
at December 31, 2009 and 2008, respectively	-	-
Common stock :
At December 31, 2009: $0.001 par value, 100,000,000 shares authorized; 61,356,400 shares issued and outstanding ; At December 31, 2008: 5,000 par value (functional currency); 2,000,0000 shares authorized; 201,000 shares issued and outstanding	61,356	1,027,441
Additional paid-in capital	1,550,317	133,702
Accumulated other comprehensive income	130,396	226,769
Accumulated deficit	(2,720,951)	(2,438,122)

Total Stockholders' Deficit	(978,882)	(1,050,210)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$533,686	$941,366

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008

NET REVENUES	558,394	682,680
COST OF REVENUES	427,231	616,379

GROSS PROFIT	131,163	66,301

EXPENSES
Professional fees	212,663	67,700

Office and general	57,042	58,931
Salaries and employee benefits	107,747	184,859
Depreciation	4,390	7,698
	381,842	319,188

LOSS FROM OPERATIONS	(250,679)	(252,887)

OTHER INCOME (EXPENSES) :
Interest expense, net	(40,527)	(103,068)
Inventory write -down	(11,879)	-
Other income (expense), net	20,256	(11,875)
	(32,150)	(114,943)

LOSS BEFORE INCOME TAX PROVISION	(282,829)	367,830)

Income tax provision	-	-

NET LOSS	$(282,829)	$(367,830)

LOSS PER SHARE – basic and diluted	$(0.01)	$(1.83)

WEIGHTED AVERAGE NUMBER OF
COMMON STOCKS OUTSTANDING – basic and diluted	35,260,103	201,000

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT AND ACCUMULATED OTHER COMPREHENSIVE LOSS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

				Accumulated
	Total			Other			Additional
	Stockholders'	Comprehensive	Accumulated	Comprehensive	Preferred	Common	Paid-in
	Deficit	Income (Loss)	Deficit	Income (Loss)	Stock	Stock	Capital

Balance, January 1, 2008	$(992,296)	$-	$(2,070,292)	$(83,147)	$-	$1,027,441	$133,702

Comprehensive loss:

Net loss	(367,830)	(367,830)	(367,830)	-	-	-	-

Other comprehensive income, net of tax:

Foreign currency translation adjustment	309,916	309,916	-	309,916	-	-	-

Comprehensive loss	(57,914)	$(57,914)

Balance, December 31, 2008	(1,050,210)	$-	(2,438,122)	226,769	-	1,027,441	133,702

Acquisition of subsidiary	-	-	-	-	-	(1,166,151)	1,166,151

Issuance of common stocks	450,530	-	-	-	-	200,066	250,464

Comprehensive income:

Net loss	(282,829)	(282,829)	(282,829)	-	-	-	-

Other comprehensive loss, net of tax:

Foreign currency translation adjustment	(96,373)	(96,373)	-	(96,373)	-	-	-

Comprehensive loss	(379,202)	$(379,202)

Balance, December 31, 2009	$(978,882)		$(2,720,951)	$130,396	$-	$61,356	$1,550,317
	-		-	-	-	-	-

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATIONG ACTIVITIES:
Net loss	$(282,829)	$(367,830)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	14,980	20,907
Inventory write-off	11,879	-

Change in assets and liabilities (net of acquisition):
Accounts receivable	771	-
Inventory	-	25,092
Prepaid expenses and other assets	(43,554)	24 368
Restricted cash	458,955	(98,937)
Accounts payable	(84,092)	(76,109)
Advance payments on contracts	(510,013)	120,451
Accrued liabilities and other liabilities	10,381	9,392
Accrued severance payable	40,628	(38,8 92)
Net Cash Used in Operating Activities	(382,894)	(381,558)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(579)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceed from short-term borrowings	162,295	779,899
Payment on short-term borrowings	(71,315)	(498,207)
Advances from stockholders	86,325	220,268
Repayment to stockholders	(236,356)	(27,752)
Proceed from issuance of common stock, net	450,530	-
Net Cash Provided by Financing Activities	391,479	474,208

NET INCREASE IN CASH AND CASH EQUIVALENT	8,006	92,650

EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(9,914)	(99,825)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	19,309	26,484

CASH AND CASH EQUIVALENTS, END OF YEAR	$17,401	$19,309

SUPPLEMENTAL CASH FLOW INFORMATION

Cash Payments For:
Interest	$45,015	$108,332

See notes to consolidated financial statements.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note 1 – Nature of Business

(a)   Description of Business

Clavis Technologies International Co., Ltd. (“Clavis” or the “Company") incorporated in the state of Nevada on September 10, 2009, primarily owns and manages its subsidiary which has been engaged in the business of developing global Electronic Product Code (EPC) network software.  The Company’s goal is to expand its business to be a global player in ubiquitous computing solutions using its proprietary Radio Frequency Identification (“RFID”) middleware, which is based on the EPC network and mobile financial solutions.

On December 1, 2009, the Company entered into a definitive Share Exchange Agreement with Clavis Technologies Co., Ltd., a Korean corporation (“Clavis Korea”), formerly known as Allixon Co., Ltd.  Pursuant to the agreement, the Company acquired 100% of the issued and outstanding capital stock of Clavis Korea in exchange for 45,000,000 shares (approximately 75%) of the Company’s common stock.  This transaction resulted in a reverse-takeover by Clavis Korea enabling Clavis Korea’s shareholders to acquire the control of the Company.

Upon completion of the share exchange, the business operations of Clavis Korea constituted virtually all of the business operations of the Company.  Clavis Korea, located in Seoul Korea, was incorporated under the laws of the Republic of Korea in January 2003 and provides RFID-enabled solutions, including business processes, based on the world standard to various industrial markets as a pioneer vendor of RFID.

(b)   Going Concern

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has experienced recurring losses over the past years which have resulted in an accumulated deficit of approximately $2, 721,000 and a working capital deficit of approximately $1, 451,000 a t December 31, 2009.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase sales of its product and attain profitable operations. It is the intent of management to continue to raise additional funds to sustain operations and to pursue acquisitions of operating companies in order to generate future profits for the Company. Although the Company plans to pursue additional equity financing, there can be no assurance that the Company will be able to secure financing when needed or obtain such on terms satisfactory to the Company, if at all.

The accompanying financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note 2 – Significant Accounting Policies

The following summary of significant accounting polices of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.  These accounting policies conform to the accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

(a)   Basis of Presentation

The consolidated financial statements include the accounts of Clavis Technologies International Co., Ltd. and its wholly owned subsidiary. Intercompany transactions and balances have been eliminated in consolidation.  These financial statements have been prepared with the assumption that the Company will be able to realize its assets and discharge its liabilities in the normal course of business.

(b)   U se of Estimates

Preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and related notes to financial statements.  These estimates are based on management's best knowledge of current events and actions the Company may undertake in the future. Actual results may ultimately differ from estimates, although management does not believe such changes will materially affect the financial statements in any individual year.

(c)   Operation in Foreign Country

Substantially, all of the Company’s operations are carried out in the Republic of Korea. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the country in which the Company operates. Among other risks, the Company’s operations are subject to the risks of political conditions and governmental regulations.

(d)   Foreign Currency Translation

Where the functional currency of the Company's foreign subsidiaries is the local currency, all assets and liabilities are translated into U.S. dollars, in accordance with ASC 830, using the exchange rate on the balance sheet date, and revenues and expenses are translated at average rates prevailing during the period.  Accounts and transactions denominated in foreign currencies have been re-measured into functional currencies before translated into U.S. dollars.  Foreign currency transaction gains and losses are included as a component of other income and expense.  Gains and losses from foreign currency translation are included as a separate component of comprehensive income.

In accordance with ASC 230, cash flows from the Company's foreign subsidiaries are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Since the subsidiary's financial statements must be translated into U.S. Dollars, major changes in the currency exchange rate between the foreign denominations and U.S. Dollars may have a significant impact on the operations of the Company.  Although the Company does not anticipate the currency exchange rate to be significantly different over the next twelve months, no such assurances can be given.

 CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

(e)   Cash and Cash Equivalents

Cash includes currency, checks issued by others, other currency equivalents, current deposits and passbook deposits held by financial institutions.   For financial statement purposes, we consider all highly liquid debt instruments with insignificant interest rate risk and maturity of three months or less when purchased to be cash equivalent.  Cash equivalents consist primarily of cash deposits in money market funds that are available for withdrawal without restriction.

(f)   Accounts Receivable

Trade accounts receivable are presented at face value less allowance for doubtful accounts.  The allowance for doubtful accounts is the Company’s best estimate of probable credit losses in the existing accounts receivable. The Company determines the allowance based on Company’s historical experience and review of specifically identified accounts and aging data.  The Company reviews its allowance for doubtful accounts periodically.  Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

(g)   Inventory

Inventories are stated at lower of cost or market.  Cost is computed on a first in, first out basis for raw materials and supplies.  Work-in-process, manufactured finished goods and merchandise goods are stated at the lower of cost or market.

(h)   Property and Equipment

Property and equipment, including renewals and betterments, are stated at cost.  Cost of renewals and betterment that extend the economic useful lives of the related assets are capitalized.  Expenditures for ordinary repairs and maintenance are charged to expense as incurred.  Gain or loss on sale or disposition of assets is included in the statement of operations.

Depreciation is provided using the straight-line method over the following estimated useful lives of the assets.

Equipment	5 – 7 years
Furniture and fixture	5 – 7 years
Computer software	3 - 5 years
Automobile	5 years

(i)    Impairment of Long-lived Assets

In accordance with ASC Subtopic 360-10, long-lived assets, such as property and equipment, and purchased intangible assets are subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

For the years ended December 31, 2009 and 2008, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required. There can be no assurance however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

(j)   Research and Development

Research and development costs are expensed as incurred. Research and development expense consist primarily of salaries and related personnel costs and subcontract fees.

(k)   Revenue Recognition

The Company recognizes revenue when revenue is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

The Company recognizes revenue from sale of RFID hardware and software under the completed contract method accounted for as one element. For the hardware component of the integrated unit, the company has no significant obligations after product shipment other than its standard manufacturing warranty.

Revenue from maintenance and technical support services are recognized as service is rendered and billed each month under a short-term service agreement.
  (l)   Fair Value Measurements

On January 1, 2008, the Company adopted the provisions of FASB Statement No. 157 included in ASC Topic 820, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Statement 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 (Statement 157) also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

On January 1, 2009, the Company adopted the provisions of ASC Topic 820 (Statement 157) to fair value measurements of nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis.

(m)   Financial Instruments

Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments. The fair value of the financial instruments approximates their carrying values, unless otherwise noted.

Concentration of Credit Risk

The Company provides credit to its customers in the normal course of operations.  It carries out, on a continuing basis, credit checks of its customers, and maintains allowance for credit losses contingent upon management’s forecasts.     Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

(n)   Income Tax

The Company accounts for income taxes pursuant to ASC 740. The calculation of the Company's tax provision involves the application of complex tax rules and regulations within multiple jurisdictions throughout the world.  The Company's tax liabilities include estimates for all income-related taxes that the Company believes are probable and that can be reasonably estimated.  To the extent that the Company’s estimates are understated, additional charges to the provision for income taxes would be recorded in the period in which the Company determines such understatement.  If the Company's income tax estimates are overstated, income tax benefits will be recognized when realized.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

(o)    Earnings (Loss) per Share

ASC 260 requires disclosure on the financial statements of basic and diluted earnings per share.  Basic earnings (loss) per share is computed by dividing the net earnings (loss) by the weighted average number of shares of common stock outstanding during the year.  Diluted earnings (loss) per share is determined using the weighted average number of common shares outstanding during the  year, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options and warrants.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

(p)   Other Comprehensive Income (Loss)

The Company records its other comprehensive income under ASC 220. The standards are applicable in reporting and presentation of comprehensive income (loss) and its components. The Company’s other comprehensive income represents foreign currency translation adjustment.

(q)   Recent Accounting Pronouncements

In June 2009, the FASB issued guidance that amends the consolidated rules related to variable interest entities.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  This guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary of the variable interest entity.  This guidance   is effective for fiscal years beginning after November 15, 2009. The adoption of this guidance is not expected to have a significant impact on the Company’s results of operations or financial position.

In October 2009, the FASB issued guidance on multiple-deliverable arrangements to address how to separate deliverables and how to measure and allocate arrangement consideration.  This guidance requires vendors to develop the best estimate of selling price for each deliverable and allocate the arrangement consideration using this selling price. This guidance also expands the disclosure requirements to include both quantitative and qualitative information. This guidance is effective for fiscal years beginning after June 15, 2010.  The Company is currently evaluating the impact of the adoption of this guidance on its results of operations and financial position.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

In October 2009, the FASB issued guidance that clarifies the tangible products containing software components and non-software components that function together to deliver a product’s essential functionality will be considered non-software deliverables and will be scoped out of the software revenue recognition guidance.  This guidance is effective for the fiscal years beginning after June 15, 2010.  The Company is currently evaluating the impact of the adoption of this guidance on its results of operations and financial position.

In January 2010, the FASB issued guidance that expands the interim and annual disclosure requirements of fair value measurements, including the information about movement of assets between level 1 and 2 of the three-tier fair value hierarchy established under its fair value measurement guidance. This guidance also requires separate disclosure for each of purchases, sales, issuance, and settlements in the reconciliation for fair value measurements using significant unobservable inputs, level 3. Except for the detailed disclosure in the level 3 reconciliation, which is effective for the fiscal years beginning after December 15, 2010, all the other disclosures under this guidance are effective for the fiscal years beginning after December 15, 2009.  The Company is currently evaluating the impact of the adoption of this guidance on its results of operations and financial position.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note 3 – Accounts Receivable

Accounts receivable are stated net of an allowance for doubtful accounts. The allowances for doubtful accounts were $1,927 and $983 at December 31, 2009 and 2008, respectively.

Note 4 – Property and Equipment

Property and equipment consists of the following at December 31:

	2009	2008

Equipment	$97,186	$89,111
Computer software	2,759	26,247
Furniture and fixture	9,428	8,645
Automobile	691	-
	110,064	124,003
Accumulated depreciation	(101,275)	(101,515)

Net property and equipment	$8,789	$22,488

Depreciation expenses for the years ended December 31, 2009 and 2008 were $14,980 and $20,907, respectively.

Note 5 – Fair Value Measurements

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2009 and 2008.

	2009		2008
	Carrying amount	Fair value	Carrying amount	Fair value
Financial assets:
Cash and cash equivalents	$17,401	$17,401	$19,309	$19,309
Accounts receivable	10	10	784	784

Financial liabilities:
Accounts payable	$293,106	$293,106	$353,307	$353,307
Accrued severance benefit	140,301	140,301	87,791	87,791
Short-term borrowings	574,693	574,693	434,628	434,628

The fair values of the financial instruments shown in the above table as of December 31, 2009 and 2008 represent the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between market participants at that date.  Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing the asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances, including expected cash flows and appropriately risk-adjusted discount rates, available observable and unobservable inputs.

The Company uses the following methods and assumptions in estimating the fair value disclosures for financial instruments:

Cash equivalents

The carrying amount reported in the balance sheets of cash equivalents approximate fair value because of the relatively short time to maturity.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Accounts receivable

The carrying amount reported in the balance sheets for accounts receivable approximate fair value because of relatively short collection terms.

Accounts payable and accrued severance benefit

The carrying amount reported in the balance sheets for accounts payable and accrued severance benefit approximate fair value because of relatively short payment terms.

Short-term borrowings

The fair value of the Company’s short-term borrowings is measured using quoted offer-side prices when quoted market prices are available.  If quoted market prices are not available, the fair value is determined by discounting the future cash flows of each instrument at rates that reflect rates currently observed in publicly traded debt markets for debt of similar terms to companies with comparable credit risk.

Note 6  – Short-term Borrowings

The Company has an operating line of credit of $43,000, with interest at the lender’s prime (5.96% and 7.02% as of December 31, 2009 and 2008, respectively) plus 2.53%. This credit line matures on June 25, 2010 and is guaranteed by the Korea Credit Guarantee Fund. Amounts outstanding as of December 31, 2009 and 2008 were $34,568 and $31,696, respectively.

The Company has bank loans of $350,001 and $323,693 in 2008, as of December 31, 2009 and 2009, respectively, pledged by cash deposits in bank. The interest rate ranges at the lender’s prime (2.79% and 2.85% as of December 31, 2009 and 2008, respectively) plus from 3.4 8% to 4.02%.  These notes mature  between December 2010 and April 2011.

The Company obtained a borrowing from an unrelated party at 14.0% interest and with a maturity on May 14, 2009. As of December 31, 2009 and 2008, the past due balance was $86,420 and $79,239, respectively.

The Company borrowed $103,704 from unrelated parties. The borrowings bear interest at 12.0% and mature in October 2010.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note 7  – Related Party Transactions

The Company advances the working capital from the Company’s directors and stockholders.  The advances were on demand and outstanding in the amount of $84,865 and $228,673 at December 31, 2009 and 2008, respectively.

Note 8 – Advance Payments on Contracts

The Company secured Industry Development Contracts (the “Contracts”) from Korea Global ID Corporation (“KGIC”), a corporation controlled by the Korean government.  These contracts aim to develop wireless recognition software and middleware technology.

Under the terms of the Contracts, the Company received fund s from KGIC and accounts the funds as advances for future research and development.

To provide sufficient funds for the contract performance, the Company has additionally reserved cash. At December 31, 2009 and 2008, such cash reserves amounted to $420,001 and $846,593, respectively. These cash reserves are accounted for as restricted cash.

As a part of the contract performance, the Company is obligated to incur labor and other expenses in the following approximate amounts over the course of the contract periods:

	Labor	Other	Total

Year ended November 30, 2005	$165,000	$66,000	$231,000
Year ended November 30, 2006	$148,000	$111,000	$259,000
Year ended November 30, 2007	$160,000	$160,000	$320,000
Year ended November 30, 2008	$203,000	$120,000	$323,000
Year ended November 30, 2009	$203,000	$120,000	$323,000

The Company is permitted to defer unused funds to future periods.   However, upon completion of the Contracts, the Company is required to (1) submit a final report to KGIC, (2) return 20% of the total funds received back to KGIC and (3) return unused portion of the fund s within two months upon the expiration of the Contracts.

The Company cumulative advances received from 2004 through 2009 aggregated approximately $3,131,000.  The unused funds and returns due to KGIC as of December 31, 2009 and 2008 were as follows:

	2009	2008

Unspent funds	$13,106	$465,154
Returns due to KGIC	348,821	379,531

Total	$361,927	$844,685

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Note 9 – Accrued Severance Benefit

Employees and directors with one year or more of service are entitled to receive a lump-sum payment upon termination of their employment based on their length of service and rate of pay at the time of termination.  Accrued severance benefits represent the amount which would be payable assuming all eligible employees and directors are to terminate their employment as of the balance sheet date. The accrued severance benefits at December 31, 2009 and 2008, were $140,301 and $87,791, respectively.

Note 10 – Comprehensive Income (Loss)

The components of comprehensive income (loss), net of tax, are as follows for the years ended December 31, 2009 and 2008, respectively:

	2009	2008

Net loss	$(282,829)	$(367,830)

Other comprehensive loss, net of tax:
Foreign currency translation adjustments	(96,373)	309,916

Total comprehensive loss	$(379,202)	$(57,914)

Note 11 – Loss per Share

The following reconciles the numerators and denominators of the basic and diluted per share computation for the years ended December 31:

	2009	2008
Numerator for basic and diluted loss per share:
Net loss	$(282,829)	$(367,830)

Denominator:
Basic and diluted weighted average shares outstanding	35,260,103	201,000

Basic and diluted loss per share	$(0.01)	$(1.83)

Note 12 – Income Taxes

The Company adopted the provisions of FIN No. 48 on January 1, 2008, and there was no material effect on the financial statements at the date of adoption. There was no cumulative effect related to adopting FIN No. 48.

Corporate income tax rates applicable to the Korean subsidiaries in 2009 and 2008 were 16.5% of the first 100 million Korean Won ($78,800) of taxable income and 29.7% on the excess.  For the United States operations, the corporate tax rates range from 10% to 34%. The Company provided a valuation allowance equal to the deferred tax amounts resulting from the tax losses in the United States, as it is not likely that they will be realized.  Tax losses from the Korean subsidiaries can be carried forward for five years to offset future taxable income.  The U.S. tax losses can be carried forward for 20 years to offset future taxable income. The Company has accumulated about $1,818,000 and $35,000 of taxable losses in its Korea and U.S. operations, respectively.  The utilization of the Korean losses expires in years 2009 to 2013 and the U.S. losses in year 2029.

There is no current and deferred income tax provision in Korea and US operations for the years ended December 31, 2009 and 2008.

US federal income taxes have not been provided for the undistributed earnings of the Company’s foreign subsidiaries.  It is the Company’s intention that such undistributed earnings be permanently reinvested offshore.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The Company has deferred income tax assets as follows as of December 31, 2009 and 2008, respectively:

	2009	2008

Deferred income tax assets:
Net operating loss carryforwards	$12,000	$-
	12,000	-
Valuation allowance	(12,000)	-
	$-	$-

Management determined that it is more likely than not that the deferred tax asset s will not be realized through the reduction of future income tax payments, and accordingly, a full valuation allowance has been recorded for the deferred income tax assets.

Note 13 – Commitments

The Company is committed to lease obligations for its offices expiring January 30, 2011. Rental expenses incurred for the years ended December 31, 2009 and 2008 was approximately $ 47,000 and $ 51,000, respectively.

Future minimum annual payments under the lease are as follows for the years ended December 31:

2010	$43,862
2011	$3,625

Note 14 – Capital

During August and September 2009, Clavis Korea raised an additional capital of $ 363,296 by issuing 44,800 common shares of Clavis Korea during August to October 2009.

During September to December 2009, the Company raised additional capital of $87,234 by issuing 16,356,400 common shares of the Company.

As disclosed in Note 1, the Company issued 45,000,000 common shares to acquire 100% of the issued and outstanding common shares of Clavis Korea.

Note 15 – Concentration in Sales

Three largest customers accounted for about 66% ($368,000) of total sales for the year ended December 31, 2009, while two major customers accounted about 70% ($477,000) for the year ended December 31, 2008.

Note 16 – Subsequent Events

(a)   Stock Issuances

In January 2010, the Company raised the capital of $5,434 by issuing 1,018,800 common shares.

(b)   Related Party Notes Payable

In March 2010, the Company obtained a borrowing $44,250 from a related party at 12% interest and with maturity in September 2011.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion in conjunction with our Consolidated Financial Statements and the related “Notes to Consolidated Financial Statements”, included in this prospectus. This discussion contains forward-looking statements, particularly statements regarding our outlook for fiscal 2010, our gross margins, anticipated revenues by geographic area, operating expenses and capital expenditures, cash flow and liquidity measures, and our expectations regarding tax matters and the effects of exchange rates.  Our actual results could differ materially from those projected in the forward-looking statements as a result of a number of factors, risks and uncertainties, including the risk factors set forth in this discussion and in Item 1 — Risk Factors, and elsewhere in this prospectus. Generally, the words “may,” “will,” “could,” “would,” “anticipate,” “expect,” “intend,” “believe,” “seek,” “estimate,” “plan,” “view,” “continue,” the plural of such terms, the negatives of such terms, or other comparable terminology and similar expressions identify forward-looking statements.  The information included in this prospectus is provided as of the filing date with the Securities and Exchange Commission and future events or circumstances could differ significantly from the forward-looking statements included herein. Accordingly, we caution readers not to place undue reliance on such statements.  We assume no obligation to update any forward-looking statements in this prospectus.

The following section highlights significant factors impacting the consolidated operations and financial condition of the Company and its subsidiaries.

Overview

Clavis Technologies International Co., Ltd., a Nevada corporation (“the Company”), was incorporated in Nevada on September 10, 2009.  On December 1, 2009, the Company entered into a definitive Share Exchange Agreement with Clavis Technologies Co., Ltd., a Korean corporation (“Clavis Technologies” or “Clavis Korea”), and the shareholders of Clavis Korea.  Pursuant to the agreement, the Company acquired 100% of the issued and outstanding capital stock of Clavis Korea in exchange for 45,000,000 shares of the Company’s common stock, representing approximately 75% of the issued and outstanding stock of the Company.  Clavis Korea was incorporated under the laws of Republic of Korea on January 28, 2003. Clavis Korea is located in Seoul, Korea, and has been engaged in the development of global Electronic Product Code (EPC) network software. The Company’s goal is to be a global player in ubiquitous computing solutions using its proprietary Radio Frequency Identification (“RFID”) middleware which is based on the Electronic Product Code Network and mobile financial solutions.

Clavis Technologies has been providing RFID-enabled solutions, including business processes, based on the EPCglobal standard s to various industrial markets as a vendor of RFID technology since 2003. As Clavis Technologies combines its products, expertise, partnerships and integration capability into solutions for a wide range of device computing applications, Clavis Technologies enables its clients to tap into the wealth of data captured by networked devices such as RFID readers or handheld devices to extend the quality of valuable information to any device where companies or their customers need.

Historically, Clavis Technologies has concentrated on the RFID business as a provider that sold only RFID middleware. As the RFID market has experienced significant growth recently, Clavis Technologies has launched its framework-based product packages, which has been developed since 2003, including added-value RFID applications that can be customized for a broad range of industries.

Currently, our results are heavily dependent upon sales to the retail, financial and business to business markets. Our customers are dependent upon retail sales, which are susceptible to economic cycles and seasonal fluctuations. Furthermore, as approximately two-thirds of our revenues and operations are located outside the U.S., fluctuations in foreign currency exchange rates have a significant impact on reported results.  For the year ended December 31, 2009,  the three largest customers accounted for 66% of sales and for the year ended December 31, 2008, the two largest customers accounted for 70% of sales.  In 2008 Asiana IDT, Inc. (42.19%) and KTNetworks (27.63%) accounted for approximately 70% of sales.  In 2009 Korea Pallet Pool Co., Ltd. (35.28%), The Korean Ministry of Unification (15.2%) and KTNetworks (15.44%) accounted for approximately 66% of sales.

Partnerships with clients like KT Networks and Korea Pallet Pool have been mainstays of our business.  In the past year KT Networks has been asked to diversify their partner base.  While they continue to do this in small projects they have indicated that their trusted partnership with Clavis is a strong one and they plan to continue that relationship for the long term.  However as an effort to support the community Clavis is working with some smaller firms to partner and support them on projects, thus allowing them to increase their opportunities with the larger firms like KT Networks.  In recent years Korea Pallet Pool has had financial issues related to a tragic accident and subsequent legal proceedings that have reduced their business outlook.  While we maintain them as a customer we realize that new projects from them may be limited in scope.  Therefore management is taking a conservative outlook on future projects with this steady and loyal customer.

Our business plan is to generate sustained revenue growth through selected investments in product development and marketing to include expansion of our business operations outside of software into the hardware.  Revenue growth may also be generated by acquisitions of other companies that we may identify to expand our product offerings and/or customer base.  We currently do not have any acquisitions targeted during 2010.  However we have significant increases in business opportunities and partnerships for the year and the next several year projections.   The launch of out framework-based product packages, which we have been developing and improving since 2003 will include added-value RFID applications that reach into multiple industries and will provide significant opportunities for the future partnerships.

Continued expansion of our partner base will help to enhance the opportunities for our software and hardware products.  Some of our current partners and opportunities include, but are not limited to:

EPCglobal is the organization entrusted by industry leaders to establish and support the EPCglobal Network™ and provides the following services: Participation in development of EPCglobal Standards via EPCglobal’s Action & Working Groups, Access to the results of the EPCglobal Certification and Accreditation Program testing, and Links with other subscribers to create pilots and test cases.  Clavis Technologies joined EPCglobal as a member in 2004.  A member of EPCglobal is called a “subscriber.”  EPCglobal classifies subscribers into two general categories: end-users and solution providers. End-users include manufactures, retailers, wholesalers, carriers and government organizations.  Solution providers are organizations that help end users move goods through the supply chain. Solution providers include hardware and software companies, consultants, systems integrators, and training companies (such as Clavis Technologies).  As a solution subscriber, we participate in EPCglobal’s various EPCglobal Action and Working Groups which address standard specifications, business issues, software issues and other matters.

IBM Korea Clavis Technologies developed SCM based on Auto-ID System for Sales of IBM Korea in Korea.  Clavis Technologies’ RFID middleware is customized for IBM platforms such as DB2 and Websphere.

Business Development in RFID Systems.  Clavis Technologies has developed relationships with a number of companies to provide RFID middleware and hardware and consulting on their RFID systems.  These companies include worldwide recognized name brands as well as established firms in the Korean sector.  We feel confident that relationships with these firms places Clavis on a very positive footing in the market.

Mobile Financial System.  We have completed projects with major Korean financial institutions towards developing mobile banking capabilities, which we anticipate could help facilitate new and continued product development and sales opportunities.

The Opportunity

The future emphasis for RFID is expected to shift towards process based solutions.  Developing broad based products for individual applications is not the best way to move forward. End user processes are highly diverse and require RFID systems to integrate with their existing AIDC infrastructure.  Such process centric solutions need to have high levels of flexibility incorporated into the design to ensure that customized requirements are taken care of. Even within manufacturing sectors, there is a higher focus towards monitoring work-in-progress (WIP). High process efficiency levels have a direct impact on the overall productivity and profitability of the enterprise.

Pharmaceutical companies are expected to emerge as a key vertical market for RFID in the next 12 months.  The regulatory environment requiring compliance with various state e-pedigree laws is among the biggest drivers for this vertical market.  Large distributors are leading the way in terms of deployment and utilizing RFID data to drive their internal processes forward.  Early adopters and pharmaceutical manufacturers, such as GSK, Pfizer and Purdue Pharma, are continuing their RFID projects and this is likely to further increase traction within the vertical market.

Healthcare distribution chains are another area of opportunity.  Innovative uses of the technology include hospitals deploying RFID enabled refrigerators for consignment of high value drugs that are extremely sensitive to temperature changes. The appliances enable constant monitoring of the drug’s quality.  Combining RFID / RTLS systems with existing Wi-Fi networks and hospital infrastructure systems is also expected to continue adoption rates in 2008.  Patient tracking applications are likely to present a good opportunity for products that integrate both, RFID and barcodes (2D technology).

The retail supply chain will continue to incite interest and large suppliers are expected to see most of the deployments in the short term.  RFID vendors are likely to witness greater success by targeting suppliers who work with mandated retailers or retailers that have adopted the technology at the store level. Tagging at the manufacturing / supplier facility alone will not result in true value since the downstream benefit is not there when retailers have not invested in RFID. High value categories such as apparel, footwear, and media are likely to have higher adoption.  The opportunity in the vertical lies in delivering RFID solutions that can be integrated and scaled up with the existing retail network in place.

In-store and point-of scale (POS) applications are emerging as key areas of interest for RFID deployments.  Retailers are evaluating RFID applications that enhance the overall shopping experience for the customer. The momentum is particularly strong in Europe and Asia where there is a higher emphasis on item level tagging. By tagging individual items at the store level, RFID-enabled mirrors and electronic displays enable the customer to view, select, and locate related / different items within the store.

Aerospace is also a significant market to watch out for during 2010.  The decision by Airbus to implement RFID systems based on its earlier pilot program is a positive driver for the overall adoption within the vertical. Airport baggage handling applications are another volume-driven RFID opportunity that is expected to witness pilots and deployments next year. Recent projects in Milan, Argentina, UK, Australia and Thailand reflect the technology’s gaining popularity outside North America.

The strong need for track and trace capabilities in chemical and petroleum industries is expected to increase the demand for RFID within these markets. Most petroleum products need to be certified according to the American Petroleum Institute which requires manufacturers to provide a documented history of the product. Efforts by the Chemical Industry Data Exchange (CIDX) in aligning itself closely with EPCglobal are expected to support chemical companies in furthering their RFID deployments.

Whatever the vertical / application market opportunity may be, end-users are likely to exhibit faster adoption rates when there is a clear convergence of RFID technology and existing business processes in place.

Some of our key market opportunities will likely include:

RFID-based Asset Management for Traffic Lights.   Our Target customers include Seoul’s Metropolitan government and 200 local autonomous entities.  With our partner KT Networks we continue high level communications and trail reviews of projects with the sales cycle of this project expected to close in the next several reporting periods.  We will coordinate this through another partner who will become the direct sales and support team for the products throughout the project life cycle.  Estimated revenues are above 2 million US Dollars.

RFID-based Chemical Management System for Chemical Laboratory Safety.   Our target customers include 100 universities and colleges and 500 public chemical laboratories and private companies.  With government sponsored regulatory requirements set to be put in place in the near future this will become a government mandate.  These institutions and our staff have been preparing for a number of years to fulfill this need and expect results in this year, with at least 5 confirmed deals ready for delivery, and additional transactions in near future.  Expectations of revenue will be approximately 300,000 US Dollar per university and 80,000 US Dollars per transaction at private labs.

Mobile Internet System. Our target customers include Korean telecom companies like SKT, KTF and LGT.  Several of these clients have requested partnership development deals with Clavis and we are currently working on product to include client/server based systems that interact with smart phones and other portable devises.  Other clients are also coming on as distribution partners that will provide our services to third parties.  Projects in this category are estimated at about 600,000 US Dollars for the near future sales cycle.

Expected Increases in Expenses

As a result of our becoming a public company and executing on our business plan to grow our business, which are discussed throughout this prospectus, we expect to experience an increase in our operating expenses, primarily in our professional fees.

While we currently have a range of products that we offer to our customers, as discussed elsewhere in this prospectus, we will be upgrading our existing products as well as developing new products to target new market opportunities (as discussed in the preceding two sections).  We will, consequently, hire additional software developers to perform the product creating and product upgrade services.  In addition to salaries, we expect to incur approximately $50,000 in additional expenses in connection with such product development and upgrade activities (such as purchasing more computers and software development products for the additional software developers we expect to hire).

To assist us in increasing our sales, we expect our sales and marketing expenses to increase as a result of making more PR materials (e.g., brochures for company and products), advertizing on the Web sites (e.g. banner ad), preparing seminars and participating exhibitions or events.  We expect this to add at least $20,000 - $30,000 per year to our sales, general and administrative expenses.  Such amount would be in addition to hiring sales and marketing personnel.

When we become a public company, we will incur significantly greater expenses for professional fees, primarily account and legal expenses related to the preparation and filing of our periodic reports and any registration statements we may file.  We expect our audit cost will be approximately $75,000 per year, primarily in regard to the review of our quarterly reports on Form 10-Q and the audit of annual financial statements.  We also expect to incur approximately $60,000 per year for investor relations services and approximately $80,000 in legal fees, primarily for the preparation of our SEC filings and documents for capital raising activities.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles (GAAP) in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities.

In Note 2 to the Company’s annual consolidated financial statements, the Company describes the significant accounting policies used in the preparation of those consolidated financial statements. Certain of these significant accounting policies are considered to be critical accounting policies. A critical accounting policy is defined as one that is both material to the presentation of our consolidated financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition or results of operations.

Specifically, these policies have the following attributes: (1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and (2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations. Estimates and assumptions about future events and their effects cannot be determined with certainty. On an on-going basis, we evaluate our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the consolidated financial statements as soon as they became known. Senior management reviews the development and selection of our accounting policies and estimates with the Audit Committee. The critical accounting policies have been consistently applied throughout the accompanying financial statements.

We believe the following accounting policies are critical to the preparation of our consolidated financial statements:

Revenue Recognition.   We recognize revenue when revenue is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

We recognize revenue from sale of RFID hardware and software under the completed contract method accounted for as one element. For the hardware component of the integrated unit, the company has no significant obligations after product shipment other than its standard manufacturing warranty.

Revenue from maintenance and technical support services are recognized as service is rendered and billed each month under a short-term service agreement.

We believe the following judgments and estimates have a significant effect on our consolidated financial statements:

Allowance for Doubtful Accounts. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These allowances are based on specific facts and circumstances surrounding individual customers as well as our historical experience. The adequacy of the reserves for doubtful accounts is continually assessed by periodically evaluating each customer’s receivable balance, considering our customers’ financial condition and credit history, and considering current economic conditions. Historically, our reserves have been adequate to cover all losses associated with doubtful accounts. If the financial condition of our customers were to deteriorate, impairing their ability to make payments, additional allowances may be required. If economic or political conditions were to change in the countries where we do business, it could have a significant impact on the results of operations, and our ability to realize the full value of our accounts receivable. Furthermore, we are dependent on customers in the retail markets. Economic difficulties experienced in those markets could have a significant impact on our results of operations and our ability to realize the full value of our accounts receivables.  Accounts receivable are stated net of an allowance for doubtful accounts. The allowances for doubtful accounts were $1,927 and $983 at December 31, 2009 and 2008, respectively.

Inventory Valuation.   Inventories are stated at lower of cost or market.  Cost is computed on a first in, first out basis for raw materials and supplies.  Work-in-process, manufactured finished goods and merchandise goods are stated at the lower of cost or market.   We write down our inventory for estimated obsolescence or unmarketable items equal to the difference between the cost of the inventory (as set forth above) and the estimated net realizable value based upon assumptions of future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.  In 2009 our inventory markdown was $11,879 compared to $-0- in 2008.

Impairment of Long-lived Assets. In accordance with ASC Subtopic 360-10, our long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

For the years ended December 31, 2009 and 2008, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.  There can be no assurance however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Income Taxes. In determining income for financial statement purposes, we must make certain estimates and judgments. These estimates and judgments affect the calculation of certain tax liabilities and the determination of recoverability of certain of the deferred tax assets, which arise from temporary differences between tax and financial statement recognition of revenue and expense. We record a valuation allowance to reduce our deferred tax assets to the amount that it is more likely than not to be realized. In assessing the realizability of deferred tax assets, we consider future taxable income by tax jurisdictions and tax planning strategies. If we were to determine that we would be able to realize deferred tax assets in the future in excess of the net recorded amount, an adjustment to the valuation allowance would increase income in the period such determination was made. Likewise, should we determine that we would not be able to realize all or part of our net deferred tax assets in the future, an adjustment to the valuation allowance would decrease income in the period such determination was made. (See Note 12 of the annual Consolidated Financial Statements.)

Changes in tax laws and rates could also affect recorded deferred tax assets and liabilities in the future. We are not aware of any such changes that would have a material effect on our results of operations, cash flows or financial position.

In addition, the Company accounts for income taxes pursuant to the ASC 740. T he calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions across our global operations. We record tax liabilities for the anticipated settlement of tax audit issues in the U.S. and other tax jurisdictions based on our estimate of whether, and the extent to which, additional taxes will be due. Our income tax expense includes amounts intended to satisfy income tax assessments that result from these audit issues in accordance with Financial Accounting Standards Board (FASB) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). Determining the income tax expense for these potential assessments and recording the related assets and liabilities requires management judgments and estimates. Due to the complexity of some of these uncertainties, the ultimate resolution may result in a payment that is different from our estimate of tax liabilities. If payment of these amounts ultimately proves to be greater or less than the recorded amounts, the change of the liabilities would result in tax expense or benefit being recognized in that period. We evaluate our uncertain tax positions in accordance with FIN 48. We believe that our reserve for uncertain tax positions, including related interest, is adequate.

Pension Plans. We do not have unfunded pension plans either inside or outside the U.S.

Results of Operations

Results for the three months period ended March 31, 2010 versus the three months ended March 31, 2009.

The following table sets forth selected statement of operations data as a percentage of total revenues for the periods indicated

	For three months ended March 31,
Statement of Operations Data:	2010		2009
Total Revenue	$50,000	100.0%	$184,000	100.0%
Cost of Sales	53,000	106.0%	80,000	43.5%
Gross Profits (Loss)	(3,000)	- 6.0%	104,000	56.5%
Operating Expenses:

General and administrative	13,000	26.0%	12,000	6.5%

Salaries and employee benefits	31,000	62.0%	23,000	12.5%

Professional fees	73,000	146.0%	15,000	8.2
Research and development	67,000	134.0%	0	0.0%
Total Operating expenses	184,000	368.0%	50,000	27.2%
Other Income (expense), net	(13,000)	26.0%	(9,000)	4.9%
Net income (loss) from operation before taxes	(200,000)	400.0%	45,000	24.4%
Income tax benefit	0	0.0%	0	0%
Net (Loss) from operations	$(200,000)	400.0%	$45,000	24.4%

Revenues.  Revenues decreased by approximately $134,000 or 72.8%, to approximately $50,000 for the three months ended March 31, 2010 as compared to approximately $184,000 for the same three month period in 2009.  The decline in sales was mainly due to the lower number of deliverables made for projects in the first quarter of 2010 and the recognition of lower amount of revenue as a result and fewer contracts overall.  In the first quarter of 2009 we had completed more deliverables for our projects than we did in the same period in 2010.  In the first quarter of 2010, we had two projects that were ongoing for contract sales in the aggregate amount of approximately $34,000, compared to five projects that were ongoing during the first quarter of 2009 for contract sales in the aggregate of approximately $220,000.  We had three projects with contracts for sales of approximately $94,000 which were originally to be done during the first quarter of 2010 but which had their starting dates delayed to the second quarter of 2010 because the customers were not ready to begin their project.

Salaries and Employee Benefits Expense.  Salaries and employee benefits expense, which is comprised of salaries, temporary hires and health insurance, for the three months ended March 31, 2010 was approximately $31,000, which was an increase of approximately $8,000, or 34.8%, from the salaries expense of approximately $23,000 for three months ended March 31, 2009.  This increase can be attributed a 41% increase in salaries and the cost for temporary hires needed to support our business goals.

Professional Fees.  Professional fees which consist mainly of overseas marketing costs, legal and accounting fees, increased by $58,000, or 386.7%, for the three months ended March 31, 2010.  This increase is attributed to increases in legal and accounting fees associated with the Company’s S-1 registration filings.  We also increased marketing efforts to improve sales and our products awareness in the market place.

General and Administrative Expenses.  General and administrative (“G&A”) expenses include expenses for travel and entertainment, rent, utilities, government tax and license fees and depreciation.  Total G&A expenses increased by approximately $1,000 from approximately $12,000 for the three months ended March 31, 2009 to approximately $13,000 for the same period in 2010.  Rent and utilities expenses increased approximately $1,300, government tax and license fees increase approximately $300, a portion of these increases were offset by a decline in travel and entertainment expenses as compared to the same three month period a year ago.

Research and Development.  Research and development expense for the three months ended March 31, 2010 was approximately $67,000, for the development of new products innovations needed to upgrade our current software products.  For the three months ended March 31, 2009, the Company’s investment in R&D was limited and no spending occurred.

Total Operating Expenses.  Total operating expenses for the three months end March 31, 2010 were approximately $184,000, an increase of approximately $134,000, or 268%, from total operating expenses of $50,000 for the same three month period in 2009.  Total operating expenses for first quarter 2010 increased due to significant increases in professional fees of $58,000 and research and development expenses of $67,000 as described above.

Total Other Income and  Expenses.  Total other income and other expenses consist of interest expense and other non operating related adjustments.  Interest expense for the three months ended March 31, 2010 was approximately $13,000, an increase of approximately $4,000 from the same three month period in 2009.

Income Taxes.   Due to operational loss the Company did not have any liability for income taxes provision for the three month ended March 31, 2010.  The income losses have created a deferred tax asset as of March 31, 2010 of $26,000 which was 100% reserved for since it is more likely than not that the Company will not be able to realized the reduction.

Net Income (Loss).  The net loss for the three months ended March 31, 2010 was approximately $200,000 as compared to a net income of approximately $45,000 for the same three month period in 2009, a decrease of approximately $245,000, mainly due to the reduction in sales revenue recognized ($134,000 decline) and an increase in operating expense of approximately $134,000 discussed above.

Liquidity and Capital Resources

As of March 31, 2010, we had total current assets of approximately $61,000 and total current liabilities of approximately $1,723,700, resulting in negative working capital of approximately $1,662,700.  At March 31, 2010, our current assets consisted mainly of $24,800 in cash and cash equivalents, $20,400 in accounts receivable and $15,800 in prepaid expenses.  We have reported a net loss applicable to common shareholders of approximately $200,000 and $283,000 for the three months ended March 31, 2010 and the year ended December 31, 2009, respectively.  These conditions raise liquidity concerns and substantial doubt about our ability to continue as a going concern.  The Company’s continued existence is dependent upon its ability to successfully execute its business plan, secure additional sources of liquidity and obtain accommodating credit terms from creditors.

During 2008 and 2009, the Company has met its liquidity needs primarily by operational sales, issuances of the Company’s securities and advances from its stockholders.  Current and future operations are expected to be funded primarily from sales of the Company’s products and funding available under current credit agreements when necessary.  We are working to reduce our liquidity risk by accelerating efforts to improve working capital.

Management estimates that it will need approximately between $500,000 to $700,000 to fund operations, capital and debt expenditures over the next twelve months ending December 31, 2010.  Our assessment of how to fund our cash needs, however, is based on assumptions concerning the cash provided from operating activities, funds available under current credit agreements, obtaining new loan agreements, loans from stockholders and issuance of stock for cash or services.  Funding steps may include but are not limited to equity stakes from private or public sources that will not significantly dilute the share value of current shareholders.  Currently we are in the process of obtaining a new loan agreement with our current bank for additional funds of approximately $100,000 to $200,000.  We currently have approximately $84,500 available to us under our existing bank loan agreements.   We have an oral agreement from Mr. Hwan Sup Lee, our Chief Executive Officer and a significant stockholder, to lend us approximately $480,000 to $560,000 if needed.  These funding efforts will proceed unabated but the Company can provide no guarantee that the funding will be realized.

Operating Activities

Net cash used in operating activities was approximately $94,000 for the three months ended March 31, 2010 compared to approximately $13,000 provided by operation for the three months ended March 31, 2009, the change of approximately $107,000 is primarily attributable to the decease in sales and the  increase spending in operations.

Investing Activities

Net cash used in investing activities was minimal for the three months ended March 31, 2010 and 2009; zero and  $579, respectively.

Financing Activities

Net cash provided by financing activities was approximately $102,000 for the three months ended  March 31, 2010 compared to approximately $27,000 used for the three months ended March 31, 2009.  For the three months ended March 31, 2010 the majority of cash provided by financing activities was from net short-term borrowings and advance from stockholders in the amount of approximately $97,000.

Promissory Notes Payable

The Company has an operating line of credit of $44,000 with interest at the lender’s prime (6.68% as of March 31, 2010) plus 2.53%. This credit line matures on June 25, 2010 and is guaranteed by the Korea Credit Guarantee Fund.  Amount outstanding as of March 31, 2010 was $35,400.

The Company has bank loans of $357,363 as of March 31, 2010, collateralized by cash deposits in bank. The interest rates range at the lender’s prime (2.45% as of March 31, 2010) plus 3.48% to 4.02%. These loans mature between December 2010 and April 2011.

As of March 31, 2010, the Company has borrowing outstanding in the amount of $88,500, from an unrelated party bearing interest at 14.0% and maturing on November 30, 2010.

As of March 31, 2010, the Company has borrowed outstanding in the amount of $106,200 from unrelated parties at 12.0% interest and with maturity in October 2010.

Related Party Notes

From time to time, the Company has received advances of working capital from the Company’s directors and stockholders.  As of March 31, 2010, these advances were on demand and outstanding in the amount of $96,068 with no stated interest rate.

The Company borrowed $88,500 from a related party at 12.0% interest and with maturity in July and September 2011.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements apart from operating leases that have, or are reasonably likely to have, a current or future effect on our financial conditions.  We currently have office lease obligations which expire January 30, 2011.  Our future minimum annual payments under lease are approximately $33,000 for the year ending December 31, 2010 and $4,000 for year ending December 31, 2011

Critical Accounting Policies

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various other assumptions we believe to be reasonable under the circumstances.  Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements, we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

Revenue Recognition.   We recognize revenue when revenue is realized or realizable and earned. Revenue is realized or realizable and earned when all of the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the price to the buyer is fixed or determinable; and collectability is reasonably assured.

We recognize revenue from sale of RFID hardware and software under the completed contract method accounted for as one element. For the hardware component of the integrated unit, the company has no significant obligations after product shipment other than its standard manufacturing warranty.

Revenue from maintenance and technical support services are recognized as service is renderedand billed each month under a short-term service agreement.

We believe the following judgments and estimates have a significant effect on our consolidated financial statements:

Allowance for Doubtful Accounts. We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments. These allowances are based on specific facts and circumstances surrounding individual customers as well as our historical experience. The adequacy of the reserves for doubtful accounts is continually assessed by periodically evaluating each customer’s receivable balance, considering our customers’ financial condition and credit history, and considering current economic conditions. Historically, our reserves have been adequate to cover all losses associated with doubtful accounts. If the financial condition of our customers were to deteriorate, impairing their ability to make payments, additional allowances may be required. If economic or political conditions were to change in the countries where we do business, it could have a significant impact on the results of operations, and our ability to realize the full value of our accounts receivable. Furthermore, we are dependent on customers in the retail markets. Economic difficulties experienced in those markets could have a significant impact on our results of operations and our ability to realize the full value of our accounts receivables.  Accounts receivable are stated net of an allowance for doubtful accounts.

Impairment of Long-lived Assets. In accordance with ASC Subtopic 360-10, our long-lived assets, such as property and equipment, and purchased intangible assets subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability sections of the balance sheet.

For the three months ended March 31, 2010 and the year ended December 31, 2009, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.  There can be no assurance however, that market conditions will not change or demand for the Company’s products and services will continue, which could result in impairment of long-lived assets in the future.

Recent Accounting Pronouncements

For information about new accounting pronouncements and potential impact on our financial statements see Note 1 of the Notes to Financial Statements in this form 2010 10-Q and Note 2 of the Notes to Financial Statements in our 2009 Form 10-K.

Liquidity and Capital Resources – As of December 31, 2009

As of December 31, 2009, we had total current assets of approximately $61,600 and total current liabilities of approximately $1,512,600, resulting in negative working capital of approximately $1,451,000.  At December 31, 2009, our current assets consisted mainly of $17,400 in cash and cash equivalents and $44,200 in prepaid expenses.  As of December 31, 2008, we had total current assets of approximately $32,700 and total current liabilities of approximately $1,991,600, resulting in negative working capital of approximately $$1,958,900. We have reported a net loss applicable to common shareholders of approximately $283,000 and $368,000 for the years ended December 31, 2009 and 2008, respectively.  These conditions raise liquidity concerns and substantial doubt about our ability to continue as a going concern.  The Company’s continued existence is dependent upon its ability to successfully execute its business plan, secure additional sources of liquidity and obtain accommodating credit terms from creditors.

During 2008 and 2009, the Company has met its liquidity needs primarily by operational sales, issuances of the Company’s securities and advances from its stockholders.  Current and future operations are expected to be funded primarily from sales of the Company’s products and funding available under current credit agreements when necessary.  We are working to reduce our liquidity risk by accelerating efforts to improve working capital.

Management estimates that it will need approximately between $500,000 to $700,000 to fund operations, capital and debt expenditures over the next twelve months ending December 31, 2010.  Our assessment of how to fund our cash needs, however, is based on assumptions concerning the cash provided from operating activities, funds available under current credit agreements, obtaining new loan agreements, loans from stockholders and issuance of stock for cash or services.  Funding steps may include but are not limited to equity stakes from private or public sources that will not significantly dilute the share value of current shareholders.  Currently we are in the process of obtaining a new loan agreement with our current bank for additional funds of approximately $100,000 to $200,000.  We currently have approximately $84,500 available to us under our existing bank loan agreements.  We have an oral agreement from Mr. Hwan Sup Lee, our Chief Executive Officer and a significant stockholder, to lend us approximately $480,000 to $5600,000 if needed.  These funding efforts will proceed unabated but the Company can provide no guarantee that the funding will be realized.

Operating Activities

Net cash use in operating activities was approximately $383,000 for the year ended December 31, 2009 compared to approximately $382,000 for the year ended December 31, 2008, a small increase of approximately $1,000.  This increase cash used is primarily attributable to an increase spending in operations particularly in professional fees.

Investing Activities

Net cash used in investing activities was minimal for the year ended December 31, 2009; $579 compared to none for the year ended December 31, 2008.

Financing Activities

Net cash provided by financing activities was approximately $391,000 for the year ended December 31, 2009 compared to approximately $474,000 for the year ended December 31, 2008, a decrease of approximately $83,000. For the year ended December 31, 2009 the majority of cash provided by financing activities was from the issuances of common stock for cash in the amount of $450,530 and net short-term borrowings in the amount of approximately $91,000.   The cash provided by financing activities for 2009 was used to repay loans from stockholders in the amount of approximately $150,000, net of new borrowings from such stockholders.  For the year ended December 31, 2008 the majority of cash provided by financing activities was from net short-term borrowings in the amount of approximately $282,000 and net advances from stockholders in the amount of approximately $192,000.

Promissory Notes Payable

The Company has an operating line of credit of $43,000 with interest at the lender’s prime (5.96% as of December 31, 2009) plus 2.53%. This credit line matures on June 25, 2010 and is guaranteed by the Korea Credit Guarantee Fund.  Amount outstanding as of December 31, 2009 was $34,568.

The Company has bank loans of $350,001 as of December 31, 2009, collateralized by cash deposits in bank. The interest rates range at the lender’s prime (2.79% as of December 31, 2009) plus 3.48% to 4.02%. These loans mature between December 2010 and April 2011.

As of December 31, 2009, the Company has borrowing outstanding in the amount of $86,420, from an unrelated party bearing interest at 14.0% and maturing on November 30, 2010.

As of December 31, 2009, the Company has borrowed outstanding in the amount of $103,704 from unrelated parties at 12.0% interest and with maturity in October 2010.

Related Party Notes

From time to time, the Company has received advances of working capital from the Company’s directors and stockholders.  As of December 31, 2009, these advances were on demand and outstanding in the amount of $84,865 with no stated interest rate.

We continue to reinvest in the Company through our investment in our technology, product upgrades, diversification of product lines and process improvement. Most R&D expenses consist mainly of salaries, related personnel costs and subcontract fees. In 2009, our investment in research and development was limited and we did not apply any new funds to that area which was the same as was done in 2008. These amounts are reflected in the cash generated from operations, as we expense our research and development as it is incurred. In 2010, we anticipate spending very limited amount of research and development as our core research projects are winding down and completed and are market ready.  This range of products is currently being marketed to our customers; however we do have a number of newer products in the first stages of product conceptualization.  Upon further review and confirmation of potential marketability we will revise funding needs on R&D for these projects and should be considered as our “selected investments in R&D” as mentioned in other sections.

Specific Product Upgrades and Diversification include but are not limited to:

URIS Network Group Following the Latest Updated World Specification The first version of URIS is made by C# and based on.NET and Clavis Technologies has prepared new versions of our URIS based on JAVA to support UNIX and Linux platforms to provide extensible services for all kind commercialized operation systems and platforms.   Clavis Technologies plans upgrade the URIS core transaction engine supporting EPC Network specification Version 1.1 to be the global RFID solution.

Expanding Enterprise Application Interfaces  Clavis Technologies will upgrade the business logics of URIS Network Group for each step of the enterprise RFID section supporting applications of industries of Government, Aerospace, CPG, Heath Care, Logistics, Manufacturing, and Retail based on customers’ needs as well as Clavis Technologies’ accumulated knowledgebase since 2003. Considering various Database Management System (DBMS) and backend systems, these interfaces will be modulized to integrate easily and rapidly while minimizing errors.

Enhancing Voluminous Transaction Capability Considering the voluminous transactions that specific industrial area (i.e., distribution, logistics) will continue to expand their need of in near future, Clavis Technologies has enhanced the transaction capability to develop an advanced RFID application platform to rapidly and stably deploy in any industry.

URIS RTLS Solution Handling an extensive scale of Active RFID tags’ data  Based on customers’ requirement, Clavis Technologies will upgrade the data processing to provide data storage of a big scale of active RFID tags’ data as well as various monitoring and reporting functions especially in small areas or limited areas where customers concern security seriously.

Ultra-Wideband (UWB) Application Clavis Technologies will gradually focus on this application as UWB is considered by many to be the next "big thing" in the wireless space. It allows for high data throughput with low power consumption for distances of less than 10 meters, or about 30 feet, which is very applicable to the digital home requirements.

URIS Mobile RFID Platform  Developing Mobile RFID Middleware  Clavis Technologies will develop the new version RFID middleware that can be embedded in mobile phones or PDAs, personal device, which can provide people with the unique and individual RFID services comparable with enterprise services in the near future.

u-Financial Solution Developing the m-Payment Platform  Clavis Technologies will develop various m-Payment platforms (i.e., Transportation card, Credit card, Debit card, Point card, Cashback Credit card, e-Purse, Micro-payment etc.) to provide unlimited payment via mobile handsets.

Developing u-Voucher Solution  Clavis Technologies will develop our u-voucher solution based on 2D bar codes by mobile internet and RFID tags via mobile phone’s RFID systems to provide fast and easy payment service to users.

Developing the m-Financial Portal Service Platform  Clavis Technologies will upgrade m-banking solutions depending on mobile system applications that banks plan to deploy in their operations and then develop the m-Financial portal service platform, especially enhanced for m-Payment processes, integrating Clavis Technologies m-banking service platforms with other companies’ m-stock service platforms.

No significant cash flow activities incurred in the property and equipment during 2009.  Likewise, we anticipate very minimal capital expenditure in 2009 other than maintaining normal wear and tear of the existing equipment.

We have never paid a cash dividend. We do not anticipate paying any cash dividends in the near future.

As we continue to implement our strategic plan in a volatile global economic environment, our focus will remain on operating our business in a manner that addresses the reality of the current economic marketplace without sacrificing the capability to effectively execute our strategy when economic conditions and the retail environment stabilize. Based upon an analysis of liquidity using our current forecast, management believes that our anticipated cash needs can be funded from cash and cash equivalents on hand, the availability of cash under borrowing arrangements with related parties, and cash generated from future operations for the 2010 fiscal year.

Off-Balance Sheet Arrangements

We do not utilize material off-balance sheet arrangements apart from operating leases that have, or are reasonably likely to have, a current or future effect on our financial condition, changes in financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources. We use operating leases as an alternative to purchasing certain property, plant, and equipment. Our future rental commitment under all non-cancelable operating leases was $47,487 as of December 31, 2009. The scheduled timing of these rental commitments is detailed in our “Contractual Obligations” section.  As of March 31, 2010, our future rental commitment under all non-cancelable operating leases were $36,522 as compared to $47,487 as of December 31, 2009.

Contractual Obligations

Our contractual obligations and commercial commitments at December 31, 2009 are summarized below:
Contractual Obligation			Due in less	Due in	Due in	Due after
(dollar amounts in thousands)	Total		than 1 year	1-3 years	3-5 years	5 years

Long-term debt	$		$	$	$	$
Capital leases
Operating leases		47,487	43,862	3, 625	-	-
Pension obligations
Acquisition obligation
Inventory purchase commitments

Total contractual cash obligations		$47,487	$43,862	$3,625	$-	$-

The table above excludes our gross liability for uncertain tax positions, including accrued interest and penalties since we cannot predict with reasonable reliability the timing of cash settlements to the respective taxing authorities.

Severance Payable

We maintain an accrued severance benefit payable account and the outstanding severance payable at December 31, 2009 and 2008 were $140,301 and $87,791, respectively.

Foreign Currency Translation

Where the functional currency of the Company's foreign subsidiaries is the local currency, all assets and liabilities are translated into U.S. dollars, in accordance with ASC 830, using the exchange rate on the balance sheet date, and revenues and expenses are translated at average rates prevailing during the period. Accounts and transactions denominated in foreign currencies have been re-measured into functional currencies before translated into U.S. dollars. Foreign currency transaction gains and losses are included as a component of other income and expense. Gains and losses from foreign currency translation are included as a separate component of comprehensive income. In accordance with ASC 230, cash flows from the Company's foreign subsidiaries are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets. Since the subsidiary's financial statements must be translated into U.S. Dollars, major changes in the currency exchange rate between the foreign denominations and U.S. Dollars may have a significant impact on the operations of the Company. Although the Company does not anticipate the currency exchange rate to be significantly different over the next twelve months, no such assurances can be given.

Overview of Results of Operations - For the year ended December 31, 2009

Revenues

We are a designer, developer and manufacturer of a wide range of RFID middleware software products which operate with a broad range of tags, readers and antennas for security and smart card integrated circuits, and a diverse range of advanced logic, mixed-signal, radio frequency devices and enterprise software.  Leveraging our broad portfolio, we are able to provide our customers with complete system solutions. Our solutions target a wide range of applications in the industrial, consumer electronics, automotive, wireless, communications, computing, storage, security, military and aerospace markets, and are used in products such as mobile handsets, automotive electronics, global positioning systems (GPS) and batteries.  We design, develop, manufacture and sell our software products.

Our unit volume is driven by product offerings, number of direct sales personnel, recurring sales and, to some extent, pricing. Our base of installed systems provides a source of recurring revenues from the sale of disposable tags, labels, and service revenues.

Our customers are somewhat dependent on business to business and governmental sales, which are seasonal, subject to significant fluctuations, and difficult to predict.  In addition, current economic trends have particularly strongly affected our customers, and consequently our net revenues may be impacted. Such seasonality and fluctuations impact our sales. Historically, we have experienced lower sales in the first half of each year.

Our operating segments consist of the following: (1) UHF RFID microcontroller tags; (2) UHF RFID readers; (3) radio frequency RFID antenna and (4) application specific middleware and software for varied product lines.  For simplicity sake the segments are broken into the hardware and software sectors.

Revenues decreased to $558,394 for the year ended December 31, 2009 from $682,680 for the year ended December 31, 2008, a decrease of $124,286, or 18.2%.  This decrease was a result of global economic weakness affecting all electronic markets in 2009.  Lower levels of inventory carried by our distribution partners also contributed to reduced shipments levels compared to prior periods.  All of our business products were impacted by reduced demand in the year ended December 31, 2009, compared to December 31, 2008, with our hardware unit impacted the most and our software business impacted the least.  Larger projects for the year were curtailed by economic environment causing a reduction in net revenues.  However, some smaller projects were successfully completed that added to the bottom line of the company and continued to expand our offerings and industry credibility by creating needed products and partnerships with our customers and potential industry partners.

Gross Profit

Gross profit increased to $131,163 for the year ended December 31, 2009 compared to $66,301 for the year December 31, 2008, an increase of 97.8%.  Gross profit for 2009 improved because we had higher margins on hardware sales which, in prior periods we charged lower, competitive prices and, therefore, had lower margins on such hardware sales.  Thus, our gross margins had been unfavorably impacted by such competitive pricing pressures. We expect gross margin levels, and thus gross profits to continue to improve in 2010 from increased factory loading, as well as a more favorable mix of higher margin products included in our net revenues.

Analysis of Statement of Operations

The following table presents for the periods indicated certain items in the consolidated statement of operations as a percentage of total revenues and the percentage change in dollar amounts of such items compared to the indicated prior period:

	2009	2008	2009 vs 2008 % Change
REVENUES
Hardware	$183,582	$258,12 9	(28. 88)
Software and service	374,812	424,551	(11.72)
	558,394	682,680	(18.21)
COST OF SALES
Hardware	67,447	215,982	(68.7 7)
Software and service	359,784	400,397	(10.14)
	427,231	616,379	30.69

GROSS PROFITS	131,163	66,301	97.83

EXPENSES
Professional fees	212,663	67,700	214.13

Office and general	57,042	58,931	(3.21)
Salaries and employee benefits	107,747	184,859	(41.71)
Depreciation	4,390	7,698	(42.97)
Total Expenses	381,842	319,188	19.63

LOSS FROM OPERATIONS	(250,679)	(252,887)	(0.87)

OTHER INCOME (EXPENSES)
Interest expense, net	(40,527)	(103,068)	(60.68)
Inventory write-down	(11,879)	-	118.79
Other income (expense)	20,256	(11,875)	270.58
	(32,150)	(114,943)	(72.03)

LOSS BEFORE INCOME TAX PROVISION	(282,829)	(367,830)	(23.11)

Income Tax Provision	-	-

NET LOSS	$(282,829)	$(367,830)	(23.11)

LOSS PER SHARE – basic and diluted	$(0.01)	$(1.83)	(99.56)

WEIGHTED AVERAGE NUMBER OF COMMON STOCKS OUTSTANDING – basic and diluted	35,260,103	201,000	N/A

N/A — Comparative percentages are not meaningful.

Net Loss /Comprehensive Loss

During 2009, net loss decreased by $85,001, or 23.11%, from $367,830 to $282,829. After adjusting for gains and losses resulting from foreign currency translation (Korean Won into U.S. dollars), we had a total comprehensive loss of $379,202 for the year ended December 31, 2009, an increase loss of $321,288, or 554.77%, from a total comprehensive loss of $57,914 for the year ended December 31, 2008.  The large increase in total comprehensive loss was primarily attributable to (i) losses from foreign currency translations in 2009 of $96,373 compared to gains of $309,916 from foreign currency translations in 2008 and (ii) lower interest expense and other expense.

			Dollar Amount	Percentage
			Change	Change
	December 31,	December 31,	Fiscal 2009	Fiscal 2009
	2009	2008	vs.	vs.
Year ended	(Fiscal 2009)	(Fiscal 2008)	Fiscal 2008	Fiscal 2008

Comprehensive Loss	$(379,202)	$(57, 914)	$321,288	(554.77)%

Gross Profit

During 2008, gross profit increased by $64,862, or 97.83%, from $66,301 to $131,163. Gross profit, as a percentage of revenues, increased from 9.71% to 23.49%. The increase in gross profit is attributable to wider margins in hardware sales as we faced less pricing pressure for hardware in 2009 versus 2008.

Selling, General, and Administrative Expenses

Selling, general, and administrative (SG&A) expenses increased $62,654, or 19.63%, during 2009. The increase is due to (i) increased legal and accounting fees related to our filing of the registration statement and conducting an offering under Regulation S, which expenses increased by $144,963, from $67,700 to $212,663.  The increase in professional fees was offset set by slightly lower office and general expenses, a decrease of $77,112 in salaries and employee benefits and lower depreciation expense.

Litigation Settlement

Litigation Settlement expenses were not incurred in the business operations.  We do not anticipate any additional charges related to issues.

Interest Income and Interest Expense

Net interest expenses for 2009 decreased by $62,541 from the comparable period in 2008. The decrease in interest expense was due to lower interest rates for short-term borrowings.

Other Income (Expense), net

Other income (expense), net was a gain of $ 20,256 for 2009 compared to a net loss of $11,875 for 2008. The increase in other gains for 2009 was due primarily to an increase in miscellaneous  income and a decrease in miscellaneous expenses.

Income Taxes

The Company accounts for income taxes pursuant to ASC 740.

The calculation of the Company's tax provision involves the application of complex tax rules and regulations within multiple jurisdictions throughout the world. The Company's tax liabilities include estimates for all income-related taxes that the Company believes are probable and that can be reasonably estimated. To the extent that the Company’s estimates are understated, additional charges to the provision for income taxes would be recorded in the period in which the Company determines such understatement. If the Company's income tax estimates are overstated, income tax benefits will be recognized when realized.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. FIN 48 prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

There is no current and deferred income tax provision in Korea and US operations for the year s ended December 31, 2009 and 2008.

The Company has deferred income tax assets as follows as of December 31, 2009 and December 31, 2008:

	Dec ember 3 1, 2009	December 31, 2008
Deferred income tax assets
Net operating loss carryforwards	$12,000
	12,000
Valuation allowance	(12,000)
	$-	$-

Management determined that it is more likely than not that the deferred tax assets will not be realized through the reduction of future income tax payments, accordingly a full valuation allowance has been recorded for deferred income tax assets.

Other Matters

Recently Adopted Accounting Standards

In June 2009, the FASB issued guidance that amends the consolidated rules related to variable interest entities.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.  This guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary of the variable interest entity.  This guidance is effective for fiscal years beginning after November 15, 2009.  The adoption of this guidance is not expected to have a significant impact on the Company’s results of operations or financial position.

In October 2009, the FASB issued guidance on multiple-deliverable arrangements to address how to separate deliverables and how to measure and allocate arrangement consideration.  This guidance requires vendors to develop the best estimate of selling price for each deliverable and allocate the arrangement consideration using this selling price. This guidance also expands the disclosure requirements to include both quantitative and qualitative information. This guidance is effective for fiscal years beginning after June 15, 2010.  The Company is currently evaluating the impact of the adoption of this guidance on its results of operations and financial position.

In October 2009, the FASB issued guidance that clarifies the tangible products containing software components and non-software components that function together to deliver a product’s essential functionality will be considered non-software deliverables and will be scoped out of the software revenue recognition guidance.  This guidance is effective for the fiscal years beginning after June 15, 2010.  The Company is currently evaluating the impact of the adoption of this guidance on its results of operations and financial position.

In January 2010, the FASB issued guidance that expands the interim and annual disclosure requirements of fair value measurements, including the information about movement of assets between level 1 and 2 of the three-tier fair value hierarchy established under its fair value measurement guidance. This guidance also requires separate disclosure for each of purchases, sales, issuance, and settlements in the reconciliation for fair value measurements using significant unobservable inputs, level 3. Except for the detailed disclosure in the level 3 reconciliation, which is effective for the fiscal years beginning after December 15, 2010, all the other disclosures under this guidance are effective for the fiscal years beginning after December 15, 2009.  The Company is currently evaluating the impact of the adoption of this guidance on its results of operations and financial position.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market Risk Factors

Fluctuations in interest and foreign currency exchange rates affect our financial position and results of operations. We have not entered into forward exchange contracts denominated in foreign currency to reduce the risks of currency fluctuations on short-term inter-company receivables and payables. We have historically not used financial instruments to minimize our exposure to currency fluctuations on our net investments in and cash flows derived from our foreign subsidiaries.

Where the functional currency of the Company's foreign subsidiaries is the local currency, all assets and liabilities are translated into U.S. dollars, in accordance with ASC 830, using the exchange rate on the balance sheet date, and revenues and expenses are translated at average rates prevailing during the period. Accounts and transactions denominated in foreign currencies have been re-measured into functional currencies before translated into U.S. dollars. Foreign currency transaction gains and losses are included as a component of other income and expense. Gains and losses from foreign currency translation are included as a separate component of comprehensive income. In accordance with ASC 230, cash flows from the Company's foreign subsidiaries are calculated based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets. Since the subsidiary's financial statements must be translated into U.S. Dollars, major changes in the currency exchange rate between the foreign denominations and U.S. Dollars may have a significant impact on the operations of the Company. Although the Company does not anticipate the currency exchange rate to be significantly different over the next twelve months, no such assurances can be given.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their ages as of  July 12, 2010 are as follows:

Name	Age	Position
Hwan Sup Lee	39	Chief Executive Officer, President and Director
So Lim Lee	35	Chief Financial Officer and Director
Ki Y oung You	35	Chief Marketing Officer, Secretary and Director

Mr. Hwan Sup Lee has been the Chief Executive Officer, President and sole director of the Company since its incorporation on September 10, 2009.  Mr. Lee has served as the Chief Executive Officer and Chief Technical Officer of our subsidiary, Clavis Technologies Co., Ltd., since January 2003.  From May 2001 to June 2002, he served as the Chief Technical Officer of Witnet International, a software development company.  From 1995 to 1991, Mr. Lee was an Application Developer and Manager at  Daesang Information Technology, an IT services firm based in Seoul, Korea.  Mr. Lee has no family relationship to Ms. So Lim Lee.

Ms. So Lim Lee has been the Chief Financial Officer of the Company since its incorporation on September 10, 2009 and she has been a director since January 22, 2010.  Ms. Lee was appointed to the Board of Directors because of her experience in financial and accounting matters which the board needs to have with respect to its public company reporting requirements. Ms. So Lim Lee has also served as the Chief Financial Officer of our subsidiary, Clavis Technologies Co., Ltd., since September 2008.  From February 2005 to August 2008, she was the General Manager of the Finance Department at Multi-Q Inc., a logistics company in Seoul, Korea.  From March 2004 to January 2005, Ms. Lee served as the Manager of the Finance Department at Promotive Corp., a Korean distributor.  From July 2002 to February 2004, she was the Assistant Manager of the Finance Department at JAVA Feel, an online game company.  From August 2000 to July 2002 Ms. Lee was Assistant Manager of the Finance Department at SAPI, a private institute in Seoul Korea.  Ms. Lee has no family relationship to Mr. Hwan Sup Lee.

Ms. Ki Young You has served as our Chief Marketing Officer and Secretary since our incorporation on September 10, 2009 and she has been a director since January 22, 2010.  Ms. You was appointed to the board because of her familiarity with the operations of our sole subsidiary, Clavis Technologies Co., and her understanding of the primary geographic markets in which we operate, namely Korea and Thailand. She also has served as the Chief Marketing Officer of our subsidiary, Clavis Technologies Co., Ltd., since January 2003.   From July 2001 to August 2002, she was the General Manager of the Marketing Department at JAVA Feel, an online gaming company.  From August 2000 to July 2001, Ms. You was a research assistant at the Consumer Policy Research Bureau of the Korean Consumer Agency.  From August 1999 to August 2000, she was a Professor and Department Assistant at the Department of Consumer Economics at Sookmyung Women’s University.  From October 1998 to October 1999, Ms. You worked in the Marketing Department at Lasse Ltd., a cosmetics company.

Board of Directors Committees and Other Information

During our fiscal year ended December 31, 2009, our Board consisted of a sole director, Mr. Hwan Sup Lee.  In accordance with Nevada corporate law, our business and affairs are managed under the direction of the Board. Our By laws provide that if we have more than three shareholders our board must have at least three members.  We are currently seeking candidates to fill the two vacancies on our Board and we expect to fill such vacancies as promptly as possible.

The Company's Board consisted of a sole director during the fiscal year ended December 31, 2009 and, therefore, no Board meetings were held and all resolutions were adopted by unanimous written consent.

Policy Regarding Director Attendance At Annual Meetings

The Company does not have a formal policy regarding the Board attendance at annual meetings.  During fiscal 2010, we shall adopt such a policy.

Stockholder Communications With the Board

The Board currently does not have a formal process for stockholders to send communications to the Board. Nevertheless, the Board desires that the views of shareholders are heard by the Board and that appropriate responses are provided to shareholders on a timely basis. The Board does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the Board. However, shareholders wishing to normally communicate with the Board may send communications directly to: c/o Clavis Technologies Co., Ltd., 1564-1, Seojin Bldg., 3rd Floor, Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874, Attention:  Corporate Secretary.

Code of Ethics

We have not adopted a code of ethics that applies to all of our directors, officers (including our chief executive officer and chief financial officer, and any person performing similar functions) and employees.  We expect to adopt such Code of Ethics during fiscal 2010.

Section 16(a) Beneficial Reporting Compliance

Upon the effectiveness of the registration statement in which this prospectus is contained, our executive officers, directors and shareholders beneficially owning more than 10% of our common stock will be required under the Exchange Act to file reports of beneficial ownership of our common stock with the Securities and Exchange Commission.  Copies of those reports must also be furnished to us.  During the preceding twelve months, none of our executive officers, directors and shareholders beneficially owning more than 10% of our common stock were required to file such reports of beneficial ownership under the Exchange Act.

Committees

Since the Company's Board consists of a sole director, the board did not establish any committees, including, but not limited to a separately-designated standing audit committee. Currently, the Company’s Board of Directors acts as the audit committee.  We do not have a director that qualifies as an “audit committee financial expert” within the applicable definition of the Securities and Exchange Commission.

Until we fill the vacancies on our Board, the functions of an audit committee, compensation committee and a nominating and governance committee shall be performed by the sole director

Board of Directors:

None of the directors, executive officers and key employees shares any familial relationship.

Independence of Directors

Our sole director is our Chief Executive Officer and, therefore, does not qualify as an independent director under Rule 10A-3 of the Securities Exchange Act of 1934 and as defined in NASD Marketplace Rule 4200(15).

EXECUTIVE COMPENSATION

The following information summarizes the compensation paid to our Named Executive Officers for the fiscal years ended December 31, 2009 and 2008.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($)	Total ($)
Hwan Sup Lee	2009	53,629	--	--	--	53,629
Chief Executive Officer and President	2008	53,629	--	--	--	53,629

So Lim Lee	2009	25,818	--	--	--	25,818
Chief Financial Officer	2008	25,818	--	--	--	25,818

Ki Young You	2009	41,306	--	--	--	41,306
Chief Marketing Officer and Secretary	2008	41,306	--	--	--	41,306

(1) Based on the currency exchange rate between Korean Won and the U.S. Dollar as of January 27, 2010 (US$1 = 1,161.97 Korean Won).

Material Terms of Employment Contracts of Named Executive Officers

Hwan Sup Lee, Chief Executive Officer and President

Our subsidiary, Clavis Korea, entered into an employment agreement with Hwan Sup Lee, our Chief Executive Officer and President, on June 25, 2009.  Under this employment agreement, Mr. Lee will be the Chief Executive Officer of Clavis Korea.  This employment agreement continues until terminated by either party.  Under his employment agreement Mr. Lee receives an annual salary of approximately $53,629 (60,000,000 Won) and he is entitled to ten days of vacation per year.  If Mr. Lee cannot perform his duties due to illness or incapacity for a period of eight (8) weeks, then Mr. Lee’s compensation will be reduced by 15%.  His compensation will be adjusted to his regular salary upon his return to work.  If Mr. Lee is absent from work for any reason for a continuous period of more than one week, Clavis Korea then has the option of terminating his employment immediately.  Clavis Korea may terminate Mr. Lee’s employment, with or without cause, upon 30 days prior notice (except as provided in the prior sentence regarding disability or illness).  Such 30 day notice is also required if Mr. Lee’s employment is terminated in connection with a sale or liquidation of Clavis Korea or its entry into bankruptcy proceedings.  Mr. Lee is not entitled to any severance payment in the event of a sale or change of control of Clavis Korea.  Mr. Lee may terminate his employment with Clavis Korea upon 30 days prior notice.  Mr. Lee is subject to a confidentiality clause that prohibits him from disclosing any of Clavis Korea’s confidential or proprietary information during and after the term of his employment agreement.  Mr. Lee is also subject to a two (2) year non-compete after the termination of his employment with Clavis Korea.

So Lim Lee, Chief Financial Officer

Our subsidiary, Clavis Korea, entered into an employment agreement with So Lim Lee, our Chief Financial Officer, on June 25, 2009.  Under this employment agreement, Ms. Lee will be the Chief Financial Officer of Clavis Korea.  This employment agreement continues until terminated by either party.  Under her employment agreement Ms. Lee receives an annual salary of approximately $25,818 (22,220,000 Won) and she is entitled to ten days of vacation per year.  If Ms. Lee cannot perform her duties due to illness or incapacity for a period of eight (8) weeks, then Ms. Lee’s compensation will be reduced by 15%.  Her compensation will be adjusted to her regular salary upon her return to work.  If Ms. Lee is absent from work for any reason for a continuous period of more than one week, Clavis Korea then has the option of terminating her employment immediately.  Clavis Korea may terminate Ms. Lee’s employment, with or without cause, upon 30 days prior notice (except as provided in the prior sentence regarding disability or illness).  Such 30 day notice is also required if Ms. Lee’s employment is terminated in connection with a sale or liquidation of Clavis Korea or its entry into bankruptcy proceedings.  Ms. Lee is not entitled to any severance payment in the event of a sale or change of control of Clavis Korea.  Ms. Lee may terminate her employment with Clavis Korea upon 30 days prior notice.  Ms. Lee is subject to a confidentiality clause that prohibits her from disclosing any of Clavis Korea’s confidential or proprietary information during and after the term of her employment agreement.  Ms. Lee is also subject to a two (2) year non-compete after the termination of her employment with Clavis Korea.

Ki Young You, Chief Marketing Officer and Secretary

Our subsidiary, Clavis Korea, entered into an employment agreement with  Ki Young You, our Chief Marketing Officer and Secretary, on June 25, 2009.  Under this employment agreement, Ms. You will be the Chief Marketing Officer of Clavis Korea.  This employment agreement continues until terminated by either party.  Under her employment agreement, Ms. You receives an annual salary of approximately $41,306 (48,000,000 Won) and she is entitled to ten days of vacation per year.  If Ms. You cannot perform her duties due to illness or incapacity for a period of eight (8) weeks, then Ms. You’s compensation will be reduced by 15%.  Her compensation will be adjusted to her regular salary upon her return to work.  If Ms. You is absent from work for any reason for a continuous period of more than one week, Clavis Korea then has the option of terminating her employment immediately.  Clavis Korea may terminate Ms. You’s employment, with or without cause, upon 30 days prior notice (except as provided in the prior sentence regarding disability or illness).  Such 30 day notice is also required if Ms. You’s employment is terminated in connection with a sale or liquidation of Clavis Korea or its entry into bankruptcy proceedings.  Ms. You is not entitled to any severance payment in the event of a sale or change of control of Clavis Korea.  Ms. You may terminate her employment with Clavis Korea upon 30 days prior notice.  Ms. You is subject to a confidentiality clause that prohibits her from disclosing any of Clavis Korea’s confidential or proprietary information during and after the term of her employment agreement.  Ms. You is also subject to a two (2) year non-compete after the termination of her employment with Clavis Korea.

Outstanding Equity Awards at Year End

We currently do not have any equity compensation plans.  We have not made any equity awards to any of our officers or directors.  We do not have any outstanding options or other forms of equity compensation.

Director Compensation

We currently do not pay any compensation to our sole director for his service on the Board.   If we add any independent directors to our Board, we may in the future determine to pay our directors' fees, grant them equity compensation and/or reimburse our directors for expenses related to their activities.

Equity Compensation Plan Information

We currently do not have any equity compensation plans.  We have not made any equity awards to any of our officers or directors.  We do not have any outstanding options or other forms of equity compensation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of   July 12 , 2010, certain information concerning the beneficial ownership of our common stock, by (i) each person known by us to own beneficially five per cent (5%) or more of the outstanding shares of each class, (ii) each of our directors and executive officers, and (iii) all of our executive officers and directors as a group.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under the rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares that the individual or entity has the right to acquire within 60 days after   July 12, 2010 through the exercise of any stock option, warrant or other right, or the conversion of any security.  Unless otherwise indicated, each person or entity has sole voting and investment power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address(1)	Shares of Common Stock Beneficially Owned		Percent of Common Stock (2)
Directors and Executive Officers
Hwan Sup Lee	10,700,000		17.20%
So Lim Lee	200,000		*
Ki Young You	2,000,000	(3)	3.2%

Beneficial Owners
Eung San Kim	7,700,000		12.3%
Suk Ho Seo	5,000,000	(4)	8.0
Tai Jong Jeoung	4,000,000	(5)	6.4
All executive officers and directors as a group (3 persons)	12,900,000		20.7%

*	Less than 1%.
(1)	Except as otherwise indicated in the table, the address for each named person is c/o Clavis Technologies Co., Ltd., #1564-1, Seojin Bldg., 3rd Floor, Seocho3-Dong, Seocho-Gu, Seoul, Korea 137-874.
(2)
For each named person and group included in this table, percentage ownership of our common stock is calculated by dividing the number of shares of our common stock beneficially owned by such person or group by the sum of (i) 62,375,200 shares of our common stock outstanding as of  July 12, 2010 and (ii) the number of shares of our common stock that such person has the right to acquire within 60 days after  July 12, 2010.

(3)	Includes 1,500,000 shares held by Ms. You’s husband.
(4)	Includes 400,000 shares held by Mr. Seo’s children and 1,600,000 shares held by Mr. Seo’s wife.
(5)	Includes 1,200,000 shares held by Mr. Jeoung’s wife.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have received advances from our directors and stockholders.  These advances were from Mr. Hwan Sup Lee, our President, a director and one of our shareholders, Mr. Hyeong Sang Bae, one of our shareholders, and Ms. Ki Young You, our Chief Marketing Officer, a director and one of our shareholders. The advances were on demand and outstanding in the amount of $96,068 and $84,865 as of March 31, 2010 and December 31, 2009, respectively.   In addition, we made advances to Mr. Eung Sang Kim, one of our shareholders, and the balances amounted to $12,071 and $8,276 as of December 31, 2009 and 2008, respectively. The advances were on demand and the net outstanding balances were $84,865 and $228,673 as of December 31, 2009 and 2008, respectively.

In January and March 2010, the Company borrowed $88,500 from Hyun Sook Choi, a shareholder of the Company.  Such loan bears interest at 12% per annum and matures in September 2011.

EXPERTS

The financial statements included in this prospectus for the year ended December 31, 2009 have been so included in reliance on the report of Kim and Lee Corporation, CPAs, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Private Corporations Law generally provides that a corporation is empowered to indemnify any person who is made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, in any of such capacities of another corporation or other enterprise, if such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under Nevada law, a director or officer may not be indemnified where his act or failure to act constitutes a breach of his or her fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law. This statute describes in detail the right of corporations such as our Company to indemnify any such person.

Our Articles of Incorporation and our By laws provide generally for mandatory indemnification of our directors and officers to the fullest extent permitted under the Nevada Private Corporations Law if they have been successful in the defense of any claim asserted against them, and permissive indemnification for any claim asserted against them if it appears they acted in good faith and in a manner not opposed to the best interests of the Company. We are also permitted to indemnify all other persons whom we requested to act on behalf of the Company in the same manner. Our Articles of Incorporation permit us to advance expenses on behalf of any person, including officers and directors, with regard to any action or proceeding, provided that we receive an undertaking to repay all such advances if it is determined that such person was not entitled to be indemnified by us.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Clavis Technologies International Co., Ltd.

17,375,200 shares of Common Stock

________ ___, 2010

Dealer Prospectus Delivery Obligation

Until _____, 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses payable by us in connection with this offering of securities described in this registration statement. All amounts shown are estimates. The Registrant will bear all expenses shown below.

Accounting fees and expenses	$60,000
Legal fees and expenses	$22,000	*
Printing and engraving expenses	$2,000	*
Other	$500	*
Total	$84,000	*

*Estimate

Item 14.	Indemnification of Directors and Officers.

The registrant’s By-laws, as amended to date, provide for indemnification of officers and directors to the fullest extent permitted by Section 7502 of Chapter 78 of the Nevada Revised Statutes (“NRS”) (as from time to time amended), provided such officer or director acts in good faith and in a manner which such person reasonably believes to be in or not opposed to the best interests of the registrant, and with respect to any criminal matter, had no reasonable cause to believe such person’s conduct was unlawful.

NRS 78.7502 states:

“1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)
Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

The registrant’s By-laws also provide that to the fullest extent permitted by NRS 78.751 (as from time to time amended), the registrant shall pay the expenses of officers and directors of the Corporation incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of such matter, upon receipt of an undertaking in form and substance acceptable to the board of directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

NRS 78.751 states:

“1. Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;

(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3. The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)
Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.”

In addition, the registrant maintains directors’ and officers’ liability insurance which insures against liabilities that its directors and officers may incur in such capacities.

Reference is made to “Undertakings,” below, for the registrant’s undertakings in this registration statement with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

Item 15.	Recent Sales of Unregistered Securities.

The following information relates to all securities issued or sold by the Registrant within the past three years and not registered under the Securities Act. Each of the transactions described below was conducted in reliance upon the exemptions from registration provided in Regulation S promulgated under the Securities Act. There were no underwriters employed in connection with any of the transactions set forth in this Item 15.

On September 14, 2009 we issued, we sold 15,000,000 shares of our common stock to five (5) non-U.S. persons for an aggregate purchase price of $80,000.  This transaction was exempt from the registration provisions of the Securities Act pursuant to Regulation S as an offshore transaction with non-U.S. persons (as such term is defined in Rule 902 of Regulation S).

On December 1, 2009, we entered into a definitive Share Exchange Agreement with Clavis Technologies Co., Ltd., a Korean corporation (“Clavis Korea”) and the shareholders of Clavis Korea.  Pursuant to the agreement, we acquired 100% of the issued and outstanding capital stock of Clavis Korea in exchange for 45,000,000 shares (approximately 75%) of our common stock.  This transaction was a reverse-takeover by Clavis Korea whereby Clavis Korea’s shareholders acquired the control of us.  This transaction was exempt from the registration provisions of the Securities Act pursuant to Regulation S as an offshore transaction with non-U.S. persons (as such term is defined in Rule 901 of Regulation S)

In December 2009 and January 2010, we sold 2,375,200 shares of our common stock to 27 purchasers for an aggregate purchase price of $1 2,667.13.  This transaction was exempt from the registration provisions of the Securities Act pursuant to Regulation S as an offshore transaction with non-U.S. persons (as such term is defined in Rule 902 of Regulation S).

Item 16.               Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Number	Description
3.1	Articles of Incorporation.#
3.2	By-laws.#
5.1	Opinion of Fox Law Offices, P.A. (including the consent of such firm) regarding the legality of the securities being offered. #
10.1	Share Exchange Agreement, dated as of December 1, 2009, by and among Clavis Technologies International Co., Ltd., Clavis Technologies Co., Ltd. (“Clavis Korea”) and the shareholders of Clavis Korea @.
10.2	Employment Agreement, dated as of June 25, 2009, by and between Clavis Korea and Hwan Sup Lee.#
10.3	Employment Agreement, dated as of June 25, 2009, by and between Clavis Korea and So Lim Lee.#
10.4	Employment Agreement, dated as of June 25, 2009, by and between Clavis Korea and Ki Y oung You.#
10.5*	Loan Agreement, dated November 14, 2008, by and between Seong Hun Han and Clavis Korea.#
10.6*	Agreement with Woori Bank, dated April 22, 2009.#
10.7	Authorization Letter, dated April 1, 2009, from Alien Technology Asia.#
10.8*	Office Lease, dated January 17, 2005, by and between Clavis Korea and Jin Su Seo.#
10.9*	Industrial Development Agreement, dated December 1, 2007, by and between Clavis Korea and Korea Global ID Corporation.#
10.10*	KTNetworks Contract @.
10.11*	Korea Pallet Pool Co. Contract @.
10.12*	Loan Agreement, dated March 31, 2010, by and between Hyun Sook Choi and Clavis Korea @.
10.13*	Loan Agreement, dated April 16, 2010, by and between Seong Hun Han and Clavis Korea @.
10.14*	Office Lease, dated January 30, 2010, by and between Clavis Korea and Jin Su Seo @.
23.1	Consent of Kim & Lee, an independent registered public accounting firm (filed herewith).
23.3	Consent of Fox Law Offices, P.A. (included as part of Exhibit 5.1 hereto). #
24	Powers of Attorney (included on signature page). #
______________________
*Summary in English of material terms of agreement which is in Korean.
# Filed as an exhibit to the registration statement filed on January 29, 2010.
@ Filed as an exhibit to the amendment No. 1 to registration statement filed on May 6, 2010.

Item 17.	Undertakings.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering;

4. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

5. That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of an undersigned registrant relating to this offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to this offering prepared by, or on behalf of, the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to this offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in this offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a supplement to the prospectus included in this Registration Statement which sets forth, with respect to a particular offering, the specific number of shares of common stock to be sold, the name of the holder, the sales price, the name of any participating broker, dealer, underwriter or agent, any applicable commission or discount and any other material information with respect to the plan of distribution not previously disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No.  4 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seoul, Republic of Korea on  July 14, 2010.

CLAVIS TECHNOLOGIES INTERNATIONAL CO., LTD.

By:	/s/ HWAN SUP LEE *
Name: Hwan Sup Lee
Title: Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/S/ HWAN SUP LEE *	Chief Executive Officer, President and Director	July 14, 2010
Hwan Sup Lee	(Principal Executive Officer)

/S/ SO LIM LEE *	Chief Financial Officer and Director	July 14, 2010
So Lim Lee	(Principal Financial and Accounting Officer)

/S/ KI YOUNG YOU	Director	July 14, 2010
Ki Young You

*By: /s/ Ki Young You Attorney-in-Fact		July 14, 2010